UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COACH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
Proposal 1: Election of Directors
Proposal 2: Approval of the Coach, Inc. 2004 Stock Incentive Plan
DESCRIPTION OF THE 2004 STOCK INCENTIVE PLAN
FEDERAL INCOME TAX CONSEQUENCES
Matters Relating to Coach’s Independent Auditors
Meetings and Committees of the Board
Compensation Committee Interlocks and Insider Participation
Code of Ethics
Director Compensation
Audit Committee Report
Coach Stock Ownership by Certain Beneficial Owners and Management
Executive Compensation
Option Grants in Fiscal 2004
Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values
Equity Compensation Plan Information
Employment Agreements
Plan Information
Performance Graph
Human Resources and Governance Committee Report on Executive Compensation
Certain Relationships and Related Transactions
OTHER INFORMATION

516 West 34th Street
New York, NY 10001

September 29, 2004

Dear Stockholder:

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Coach, Inc., to be held at 9:00 a.m., Eastern time, on November 3, 2004 at the company’s offices, 516 West 34th Street, New York, New York, 10001.

      Information concerning the matters to be considered and voted upon at the Annual Meeting is set out in the attached Notice of 2004 Annual Meeting of Stockholders and Proxy Statement.

      Fiscal 2004 was another truly outstanding year for Coach, as we generated outstanding financial results in all dimensions of our business. Our performance reflected the growing strength of the Coach brand and consumers’ continued enthusiasm for our fresh and relevant product offering. We once again surpassed our stated financial goals and experienced continued momentum throughout the year, as our market share expanded across all channels and geographies. My colleagues and I look forward to reviewing the events of the year and discussing Coach’s progress at the 2004 Annual Meeting.

      It is important that your shares be represented at the 2004 Annual Meeting, regardless of the number of shares you hold and whether you plan to attend the meeting in person. Accordingly, please complete, sign and date the enclosed proxy card and return it as soon as possible in the accompanying envelope. This will not prevent you from voting your shares in person if you subsequently choose to attend the meeting.

      Thank you for your continued support.

Sincerely,

LEW FRANKFORT
Chairman and Chief Executive Officer

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

       We will hold the 2004 Annual Meeting of Stockholders of Coach, Inc. at the company’s offices, 516 West 34th Street, New York, New York, 10001, on November 3, 2004, at 9:00 a.m., Eastern time, for the following purposes:

1. To elect seven Directors of Coach, Inc.;

2. To consider and vote upon a proposal to approve the Coach, Inc. 2004 Stock Incentive Plan; and

3. To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

      The foregoing items of business are more fully described in the accompanying proxy statement.

      The Board of Directors has fixed the close of business on September 15, 2004 as the record date for the meeting, and only holders of record of common stock at such time will be entitled to notice of or to vote at the meeting or any adjournment or postponement thereof.

By order of the Board of Directors,

CAROLE P. SADLER
Senior Vice President, General Counsel and Secretary

New York, New York

September 29, 2004

YOUR VOTE IS IMPORTANT

     Regardless of whether you plan to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card to ensure that your shares are represented at the meeting. Stockholders of record, or beneficial stockholders named as proxies by their stockholders of record, who attend the meeting may vote their shares personally, even though they have sent in proxies.

516 West 34th Street
New York, NY 10001

PROXY STATEMENT

Annual Meeting of Stockholders of Coach, Inc. to be held on

Wednesday, November 3, 2004

Some Questions You May Have Regarding This Proxy Statement

Q:	Why am I receiving these materials?

A:	The accompanying proxy is solicited on behalf of the Board of Directors of Coach, Inc., a Maryland corporation. We are providing these proxy materials to you in connection with our Annual Meeting of Stockholders, to be held at the company’s offices, 516 West 34th Street, New York, NY 10001 on Wednesday, November 3, 2004 at 9:00 a.m. Eastern time. As a stockholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly paid executive officers, and other required information. Our annual report to stockholders for the fiscal year ended July 3, 2004 is enclosed with this proxy statement. We are mailing this proxy statement and the enclosed form of proxy to our stockholders on or about September 29, 2004.

Q:	What proposals will be voted on at the meeting?

A:	There are two proposals to be considered and voted on at the meeting, which are:

1.     To elect seven Directors of Coach, Inc.; and

2.     To approve the Coach, Inc. 2004 Stock Incentive Plan.

Our Board is not aware of any matter that will be presented at the Annual Meeting that is not described above. If any other matter is presented at the Annual Meeting, the persons named on the enclosed proxy card will, in the absence of stockholder instructions to the contrary, vote the shares for which such persons have voting authority in accordance with their discretion on the matter.

Q:	Does the Board of Directors recommend voting in favor of the proposals?

A:	Yes. Our Board unanimously recommends that you vote your shares “FOR” each of the proposals described above.

Q:	What shares can I vote?

A:	You may vote all of the shares of our common stock that you owned at the close of business on September 15, 2004, the record date.

Q:	What classes of shares are entitled to be voted?

A:	Holders of our common stock are entitled to one vote for each share of stock held by them as of the close of business on the September 15, 2004 record date. On the record date, Coach had 188,550,194 shares of common stock outstanding and entitled to be voted at the meeting.

Q:	What do I need to do now?

A:	Please carefully consider the information contained in this proxy statement and respond as soon as possible so that your shares will be represented at the meeting. You can respond by completing, signing and dating your proxy card and returning it in the enclosed envelope. Alternatively, you may attend the Annual Meeting and vote your shares in person rather than signing and mailing in your proxy card. If you mail in your proxy card, you may still attend the meeting and vote in person; in this case, only your in-person votes will count.

Q:	Do I need to attend the meeting?

A:	No. You can authorize your shares to be voted by completing, signing and dating your proxy card and returning it in the enclosed envelope.

Q:	What constitutes a quorum, and why is a quorum required?

A:	A quorum is required for the Coach stockholders to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the record date will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

Q:	What is the voting requirement to approve each of the proposals?

A:	The seven candidates for election as Directors at the meeting who receive the highest number of affirmative votes will be elected. There are no cumulative voting rights. Proposal 2, approval of the Coach, Inc. 2004 Stock Incentive Plan, requires the affirmative vote of a majority of the votes cast on the proposal, provided that at least 50% in interest of all securities entitled to vote on the proposal cast votes.

Q:	What if I don’t vote? What if I abstain? How are broker non-votes counted?

A:	If you return a properly executed proxy, and do not indicate how you want to vote, your proxy will be counted as a vote in favor of each of the director nominees and in favor of each other proposal to be voted on at the meeting. In the event that a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, those “broker non-votes” will also be counted towards a quorum. If you return a properly executed proxy, and mark it to indicate that you withhold your vote as to a nominee, your vote will not affect the outcome of the election, but it will be counted toward determining whether a quorum is present at the meeting. For purposes of the vote on Proposal 2, approval of the Coach, Inc. 2004 Stock Incentive Plan, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote. If you do not respond, your vote will not be counted in the vote or in determining whether a quorum is present at the meeting.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the meeting. You can do this in one of three ways. First, you can revoke your proxy by sending written notice to the Secretary of Coach before the meeting. Second, you can send the Secretary of Coach a later-dated, signed proxy before the meeting. Third, if you are a holder of record, you can attend the meeting in person and vote. If your shares are held in an account at a brokerage firm or bank, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your votes in person at the meeting.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote (such as the election of Directors), or if you provide instructions on how to vote by following the instructions provided to you by your broker.

Q:	Who will count the votes?

A:	All votes will be tabulated by Mellon Investor Services, our transfer agent and the inspector of elections appointed for the meeting.

Q:	Where can I find voting results of the meeting?

A:	We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2005.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Coach or to third parties except as necessary to meet applicable legal requirements, or to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, stockholders provide written comments on their proxy card, which will be forwarded to Coach management, as appropriate.

Q:	Who will bear the cost for soliciting votes for the meeting?

A:	The expenses of soliciting proxies to be voted at the meeting will be paid by Coach. Following the original mailing of the proxies and other soliciting materials, we may also solicit proxies by mail, telephone, fax or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of common stock forward copies of the proxy statement and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, Coach, upon the request of the record holders, will reimburse these holders for their reasonable expenses.

Q:	Will there be handicapped access to the meeting room?

A:	Stockholders with disabilities or requiring special assistance may contact: Coach, Inc., 516 West 34th Street, New York, New York 10001, Attention: Assistant Secretary, Telephone: (212) 615-2002.

Q:	Whom should I call with other questions?

A:	If you have additional questions about this proxy statement or the meeting or would like additional copies of this document, please contact: Coach, Inc., 516 West 34th Street, New York, New York 10001, Attention: Investor Relations Dept., Telephone: (212) 629-2618.

Proposal 1: Election of Directors

       Coach’s Directors are elected each year at the Annual Meeting by the stockholders. We do not have staggered elections of our Board members. Seven Directors will be elected at this year’s Annual Meeting. Each Director’s term lasts until the 2005 Annual Meeting of Stockholders and until he or she is succeeded by another qualified Director who has been elected. All of the nominees are currently members of Coach’s Board of Directors.

      If a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board, or the Board may reduce the number of Directors to be elected at the Annual Meeting. The following information is furnished with respect to each nominee for election as a Director. The ages of the nominees are as of August 31, 2004.

Name:	Age	Position with Coach

Joseph Ellis	62	Director

Lew Frankfort	58	Chairman, Chief Executive Officer and Director

Sally Frame Kasaks	60	Director

Gary Loveman	44	Director

Irene Miller	52	Director

Keith Monda	58	President, Chief Operating Officer and Director

Michael Murphy	67	Director

      Joseph Ellis was elected to Coach’s Board of Directors in September 2000. Mr. Ellis has served as an Advisory Director of Goldman, Sachs & Co. since May 1999, and served as a Limited Partner of Goldman, Sachs from 1994 to May 1999 and a General Partner from 1986 to 1994. Mr. Ellis is also a founder, and has served as Chairman since December 2001, of Blue Tulip LLC, a specialty store offering cards, paper products, invitations and gifts. Mr. Ellis served as senior retail-industry analyst from 1970 through 1994. Before joining Goldman, Sachs in 1970, Mr. Ellis was Vice President and Investment Analyst with The Bank of New York. Mr. Ellis also serves as a Director of Waterworks, Inc. and as a trustee of the RARE Center for Tropical Conservation, and CARE. Mr. Ellis holds a Bachelor of Arts degree from Columbia University.

      Lew Frankfort has been involved with the Coach business for 25 years. He has served as Chairman and Chief Executive Officer of Coach since November 1995. He has served as a member of Coach’s Board of Directors since June 1, 2000, the date of incorporation. Mr. Frankfort served as Senior Vice President of Sara Lee Corporation from January 1994 to October 2000. Mr. Frankfort was appointed President and Chief Executive Officer of the Sara Lee Champion, Intimates & Accessories group in January 1994, and held this position through November 1995. From September 1991 through January 1994, Mr. Frankfort held the positions of Executive Vice President, Sara Lee Personal Products and Chief Executive Officer of Sara Lee Accessories. Mr. Frankfort was appointed President of Coach in July 1985, after Sara Lee acquired Coach, and held this position through September 1991. Mr. Frankfort joined Coach in 1979 as Vice President of New Business Development. Prior to joining Coach, Mr. Frankfort held various New York City government management positions and served as Commissioner, New York City Agency for Child Development. Mr. Frankfort holds a Bachelor of Arts degree from Hunter College and an MBA in Marketing from Columbia University.

      Sally Frame Kasaks was elected to Coach’s Board of Directors in November 2001. Ms. Kasaks has served as a marketing and retail consultant for ISTA Incorporated since January 1997. Prior to this, she served as Chairman and Chief Executive Officer of Ann Taylor Stores, Inc. from February 1992 until August 1996. Ms. Kasaks was the President and Chief Executive Officer of Abercrombie & Fitch, a division of The Limited, Inc., from February 1989 through February 1992 and the Chairman and Chief Executive Officer of The Talbots, Inc., which was a specialty apparel retailing division of General Mills Co., from November 1985 through September 1988. Ms. Kasaks also serves as a Director of Pacific

Sunwear of California, Inc., Cortefiel, S.A., Tuesday Morning, Inc., The Children’s Place, Inc. and Crane & Co. She holds a Bachelor of Arts degree from American University.

      Gary Loveman was elected to Coach’s Board of Directors in January 2002. Mr. Loveman has served as Chief Executive Officer and President of Harrah’s Entertainment, Inc. since January 2003; he had served as President of Harrah’s since April 2001 and as Chief Operating Officer of Harrah’s since May 1998. He was a member of the three-executive Office of the President of Harrah’s from May 1999 to April 2001 and was Executive Vice President from May 1998 to May 1999. From 1989 to 1998, Mr. Loveman was Associate Professor of Business Administration, Harvard University Graduate School of Business Administration, where his responsibilities included teaching MBA and executive education students, research and publishing in the field of service management, and consulting and advising large service companies. Mr. Loveman also serves as a Director of Harrah’s. He holds a Bachelor of Arts degree in Economics from Wesleyan University and a Ph.D. in Economics from the Massachusetts Institute of Technology.

      Irene Miller was elected to Coach’s Board of Directors in May 2001. Ms. Miller is Chief Executive Officer of Akim, Inc., an investment management and consulting firm, and until June 1997 was Vice Chairman and Chief Financial Officer of Barnes & Noble, Inc., the world’s largest bookseller. She joined Barnes & Noble in 1991, became Chief Financial Officer in 1993 and Vice Chairman in 1995. From 1986 to 1990, Ms. Miller was an investment banker at Morgan Stanley & Co. Incorporated. Ms. Miller also serves as a Director of Barnes & Noble, Inc., Oakley, Inc., Inditex, S.A. and The Body Shop International PLC. Ms. Miller holds a Bachelor of Science degree from the University of Toronto and a Master of Science degree from Cornell University.

      Keith Monda was appointed Executive Vice President and Chief Operating Officer of Coach in June 1998 and President of Coach in February 2002. He has served as a member of Coach’s Board of Directors since June 1, 2000, the date of incorporation. Prior to joining Coach, Mr. Monda served as Senior Vice President, Finance & Administration and Chief Financial Officer of Timberland Company from December 1993 until May 1996, and was promoted to, and held the position of, Senior Vice President, Operations from May 1996 until January 1998. From May 1990 to December 1993, Mr. Monda served as Executive Vice President, Finance and Administration of J. Crew, Inc. Mr. Monda holds Bachelor of Science and Master of Arts degrees from Ohio State University.

      Michael Murphy was elected to Coach’s Board of Directors in September 2000. From 1994 to 1997, Mr. Murphy served as Vice Chairman and Chief Administrative Officer of Sara Lee Corporation. Mr. Murphy also served as a Director of Sara Lee from 1979 through October 1997. Mr. Murphy joined Sara Lee in 1979 as Executive Vice President and Chief Financial and Administrative Officer and, from 1993 until 1994, also served as Vice Chairman. Mr. Murphy is also a Director of Bassett Furniture Industries, Inc., Civic Federation, Big Shoulders Fund, Metropolitan Pier and Exposition Authority, Chicago Cultural Center Foundation, GATX Corporation, Payless ShoeSource, Inc. and CNH Global N.V. He is also a member of the Board of Trustees of Northern Funds (a family of mutual funds). Mr. Murphy holds a Bachelor of Science degree in Business Administration from Boston College and an MBA degree in finance from the Harvard Business School.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE NOMINEES FOR DIRECTOR.

VOTE REQUIRED

      Election of each Director requires the affirmative vote of a plurality of the shares of common stock present or represented by proxy and voted at the meeting.

Proposal 2: Approval of the Coach, Inc. 2004 Stock Incentive Plan

       In September 2004, our Board of Directors adopted the Coach, Inc. 2004 Stock Incentive Plan (the “2004 Plan”), subject to approval of our stockholders. At the 2004 Annual Meeting, Coach’s stockholders are being asked to approve the 2004 Plan and the reservation of a total of 10,000,000 shares of our common stock for issuance thereunder for the purpose of qualifying such shares for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and for the purpose of approving the terms of the 2004 Plan for purposes of Section 162(m) of the Code. The 2004 Plan will become effective upon approval of the stockholders and will replace the Coach, Inc. Non-Employee Directors Stock Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE COACH, INC. 2004 STOCK INCENTIVE PLAN AND THE RESERVATION OF SHARES FOR ISSUANCE UNDER THE PLAN

VOTE REQUIRED

      The approval of the 2004 Plan requires the affirmative vote of a majority of the votes cast at the meeting and requires that at least 50% of the shares of common stock outstanding as of the record date are voted on the 2004 Plan.

DESCRIPTION OF THE 2004 STOCK INCENTIVE PLAN

       The following is only a summary of the 2004 Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

      General. The purposes of the 2004 Plan are to provide an additional incentive for Coach’s employees and outside directors to further the growth, development and financial success of Coach and to enable us to obtain and retain the services of employees and outside directors considered essential to our long range success by offering them an opportunity to own, and benefit from the ownership of, Coach stock. The 2004 Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights and other stock awards to Coach employees and outside directors.

      Number of Shares. A total of 10,000,000 shares of Coach common stock have been reserved for issuance pursuant to the 2004 Plan, of which no more than 5,000,000 may be used for stock awards (with no more than 10% of these awards to be issued without specified vesting schedules of at least one to three years, depending on the type of award). As of September 30, 2004, no options or stock awards were outstanding pursuant to the plan. The number of shares of common stock available under the 2004 Plan will be proportionately adjusted in the event of any stock dividend, stock split, combination or exchange of securities, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends). Any awards under the 2004 Plan that are made in connection with an acquisition will not reduce the number of shares available for issuance under the 2004 Plan. Shares of common stock that are withheld upon issuance to pay all or a portion of the exercise price or tax withholding obligations in connection with an exercise of stock options also will not reduce the number of shares available for issuance under the 2004 Plan.

      Administration. The Human Resources and Governance Committee of Coach’s Board of Directors (the “Committee”) administers the 2004 Plan, except that the full Board administers awards made to our independent directors, and the Committee may, in certain instances, delegate its authority to grant awards to employees to one or more of our directors or corporate officers. Awards under the 2004 Plan may be intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. The Committee consists solely of two or more “outside Directors” within the meaning of Section 162(m) of the Code. The Committee has the power to determine the terms of the awards granted consistent with the 2004 Plan, including the exercise price, the number of shares subject to each option, the exercisability of the options and the form of consideration payable upon exercise.

      Eligibility. The Committee, in its sole discretion, may from time to time grant options or restricted stock awards to any number of employees of Coach or any subsidiary or to Coach’s outside directors. The Committee determines at the time of each grant the number of shares subject to such options or restricted stock awards. All of our employees that are not covered by a collective bargaining agreement are eligible to participate in the 2004 Plan; as of August 31, 2004, approximately 550 employees belonged to classes of employees that are eligible to receive regular annual grants under the plan.

      Options. The exercise price of all options granted under the 2004 Plan must be at least equal to the fair market value of Coach common stock on the grant date. The Committee determines all other terms of options. No optionee may be granted an option to purchase more than 2,000,000 shares over the term of the 2004 Plan. After termination of employment, an optionee may exercise a vested option for the period of time stated in the option agreement. Generally, if termination is due to:

•	death or disability, vesting accelerates and the option will remain exercisable until the earlier of its expiration date or 5 years;

•	retirement, vesting continues and the option will remain exercisable until its expiration date;

•	involuntary termination under which severance benefits are payable, vesting continues during the severance period and a vested option will remain exercisable until the earlier of its expiration date or 90 days after the last day of the period for which severance benefits are payable; or

•	cause, the option will terminate in its entirety on the date of termination.

In all other cases, a vested option will generally remain exercisable for 90 days; however, an option may never be exercised later than the expiration of its term. Coach employees may be required to sign option agreements that obligate such employees to repay all financial gains they realize from exercising all or a portion of an option within the six-month period preceding certain conduct that is contrary or harmful to Coach’s interests, such as accepting employment with one of its competitors.

      Stock Appreciation Rights. All stock appreciation rights, or SARs, granted under the 2004 Plan generally represent a right to receive payment, in cash, stock, or a combination of cash and stock, equal to the excess of the fair market value of a specified number of shares of common stock on the exercise date over the fair market value of such shares on the grant date.

      Stock Awards. A stock award granted under the 2004 Plan represents an award made in or valued in whole or in part by reference to shares of common stock and may be payable in whole or in part in stock. The Committee determines the conditions and restrictions of all stock awards granted under the 2004 Plan. No more than 5,000,000 of the shares reserved for issuance under the 2004 Plan may be issued as a stock award (with no more than 10% of these awards to be issued without specified vesting schedules of at least one to three years, depending on the type of award).

      Payment Deferrals. The Committee may require or permit an optionee to defer the receipt of shares or cash or other property upon settlement of awards. The Committee may also allow the payment or crediting of earnings on deferred amounts.

      Transferability of Options, Stock Incentive Rights and Stock Awards. The 2004 Plan generally does not allow for the transfer of options, Stock Incentive Rights or stock awards other than by will or the laws of descent and distribution pursuant to approved beneficiary designation procedures. Only the employee may exercise his or her options during his or her lifetime.

      Adjustments in Connection with a Change in Control. In contemplation of or in the event of a change in control, all unvested Coach options and restricted stock awards will vest automatically, with limited exceptions for options issued under employment agreements with certain of Coach’s key executives.

      Amendment of the 2004 Stock Incentive Plan. Coach’s Board of Directors has the authority to amend, suspend or terminate the 2004 Plan, provided it does not adversely affect any award previously granted under the plan, without the affected award holder’s consent.

      Options. The terms and conditions of each option will be set forth in a separate written agreement with the person receiving the option, which will indicate whether the option is a “non-qualified stock option” or an “incentive stock option.” In lieu of an agreement, the Committee may determine a set of rules that will apply to all options granted to a group of employees or on a given date.

FEDERAL INCOME TAX CONSEQUENCES

       The following discussion summarizes U.S. federal tax treatment of options granted under the 2004 Plan under federal tax laws currently in effect. The rules governing the tax treatment of options are quite technical and the following discussion is necessarily general in nature and does not purport to be complete. The statutory provisions and interpretations described below are, of course, subject to change, and their application may vary in individual circumstances. Optionees are encouraged to seek professional tax advice when exercising Awards under the Plan.

      Non-Qualified Stock Options. If an optionee is granted options under the 2004 Plan that constitute non-qualified stock options, the optionee will not have taxable income on the grant of the option, nor will Coach be entitled to any deduction. Generally, on exercise of non-qualified stock options, an optionee will recognize ordinary income, and Coach will be entitled to a deduction, in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The holder’s basis for the Common Stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises the stock option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

      Incentive Stock Options. There is no taxable income to an optionee when he is granted an option under the 2004 Plan that constitutes an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price will be an “item of tax preference” for the optionee. Gain realized by the optionee on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to Coach, unless the optionee disposes of the common stock within (A) two years after the date of grant of the incentive stock option or (B) within one year of the date the common stock was transferred to the optionee. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the exercise price and the fair market value of the common stock on the date of the option’s exercise will be taxed at ordinary income rates, and Coach will be entitled to a deduction to the extent the optionee must recognize ordinary income. An incentive stock option exercised more than three months after an optionee retires, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. Coach will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

      Stock Appreciation Rights. No taxable income is realized on the receipt of a stock appreciation right, but on exercise of the stock appreciation right the fair market value of the common stock (or cash in lieu of common stock) received must be treated as compensation taxable as ordinary income to the optionee in the year of the exercise. Coach will be entitled to a deduction for compensation paid in the same amount which the optionee realized as ordinary income.

      Stock Awards. The taxation of stock awards will depend in part on the type of stock award that is granted. However, if an employee has been granted a restricted stock unit, he will generally not realize taxable income at the time of grant, and Coach will not be entitled to a deduction at that time. Instead, the employee will generally recognize ordinary income at the time a restricted stock unit becomes vested (that is, when the Committee approves the release of the restricted stock unit) in an amount equal to the fair market value of the common stock that becomes vested pursuant to such restricted stock unit, and Coach will be entitled to a corresponding deduction.

      Section 162(m) of the Code. In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1.0 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any taxable year of the corporation. However, under Section 162(m), the deduction limit does not apply to certain “performance-based” compensation. Stock Options and SARs will satisfy the “performance-based” exception if (A) the awards are made by a qualifying compensation committee, (B) the 2004 Plan sets the maximum number of shares of Common Stock that can be granted to any person within a specified period and (C) the compensation is based solely on an increase in the common stock price after the grant date. The 2004 Plan has been designed to permit the Committee to grant stock options which will qualify as “performance-based compensation.”

      The foregoing is only a summary of the effect of federal income taxation upon the participant and Coach with respect to the options granted under the 2004 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable.

Matters Relating to Coach’s Independent Auditors

       Appointment of Auditors; Attendance at Meeting. The Audit Committee of Coach’s Board of Directors has selected Deloitte & Touche LLP to audit Coach’s financial statements for the fiscal year ending July 2, 2005. Representatives of Deloitte & Touche LLP will be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

      Fees For Audit and Other Services. The aggregate fees for professional services rendered by Deloitte & Touche LLP for the fiscal years ended June 28, 2003 and July 3, 2004 were approximately as follows:

	Fiscal 2003	Fiscal 2004

(1) Audit Fees	$526,000	$623,500

(2) Audit-Related Fees	58,000	238,000

(3) Tax Fees	100,000	138,400

(4) All Other Fees	156,000	—

(1)	Audit fees include the fees paid for the annual audit and the review of quarterly financial statements and assistance with regulatory and statutory filings.

(2)	Audit-related fees include fees for the audits of employee benefit plans, audits required by debt or other contractual agreements, consultation on accounting and internal control matters related to the implementation of requirements under the Sarbanes-Oxley Act of 2002.

(3)	Tax fees include fees for tax planning and consulting, tax compliance and preparation of tax returns.

(4)	Other fees include fees for consulting related to retail systems review and selections.

      Audit Committee Pre-Approval Policy. It is the policy of the Audit Committee to pre-approve, prior to engagement, all audit and permissible non-audit services provided by the independent auditors on an individual basis. All of the services described in lines (1) through (4) above were pre-approved by Coach’s Audit Committee on an engagement-by-engagement basis.

      Financial Information Systems Design and Implementation. There were no professional services rendered by Deloitte & Touche LLP in fiscal 2003 or fiscal 2004 relating to financial information systems design and implementation.

      The Audit Committee of Coach’s Board of Directors considered the services listed above to be compatible with maintaining Deloitte & Touche LLP’s independence.

Meetings and Committees of the Board

       The Board of Directors held four meetings during fiscal year 2004. In addition to meetings of the full Board, Directors also attended meetings of Board committees. All of the Directors attended at least 75% of all the meetings of the Board and the Board committees on which he or she served that were held during the fiscal year. The Board of Directors has an Audit Committee and a Human Resources and Governance Committee. All of our outside directors are invited to attend all committee meetings. The following table shows the current membership of our Board of Directors and these committees.

Board Membership and Committee Roster

Human Resources
Name	Audit	and Governance

Joseph Ellis		X

Lew Frankfort

Sally Frame Kasaks	X	X

Gary Loveman	X	X

Irene Miller**	X	X*

Keith Monda

Michael Murphy	X*	X

*	Chair

**	Lead Outside Director

      All quarterly meetings of our Board of Directors and Board committees include an executive session of our independent directors without members of management present; the Chair of our Human Resources and Governance Committee, who also serves as our Lead Outside Director, presides over executive sessions of the Board of Directors. Our outside directors and Board committees have authority to retain outside advisors as they may deem necessary.

      Coach encourages each member of the Board of Directors to attend each annual meeting of the Company’s stockholders, but has not adopted a policy with respect to such attendance. All of Coach’s directors attended the annual meeting held in 2003.

      The Board of Directors and each committee of the Board of Directors conducts an annual self-evaluation, the results of which are discussed with the Board and Committee members annually.

      Audit Committee. Coach’s Audit Committee is comprised solely of independent Directors and met eight times during fiscal year 2004. The Audit Committee reviews Coach’s auditing, accounting, financial reporting and internal control functions and has sole responsibility for the selection of independent accountants and third-party internal auditors and for pre-approving audit and non-audit services rendered by the independent accountants. In addition, the committee reviews Coach’s accounting principles and financial reporting, as well as the independence of Coach’s independent accountants. In discharging its duties, the Audit Committee:

•	is directly responsible for the appointment, compensation determination and oversight of Coach’s independent accountants and internal auditors;

•	is directly responsible for pre-approving the audit and non-audit services rendered by the independent accountants;

•	meets independently with Coach’s internal auditors, its independent accountants and senior management;

•	reviews the general scope of Coach’s accounting, financial reporting, annual audit and internal audit program, matters relating to internal control systems and the results of the annual audit; and

•	reviews with Coach’s Chief Executive Officer and Chief Financial Officer the matters required to be personally certified by such officers in Coach’s public filings and the procedures followed to prepare for such certifications.

      Coach’s Board of Directors, in its business judgment, determined that all members of the Audit Committee were “independent” as required by the New York Stock Exchange. The Board has determined that Michael Murphy is an “audit committee financial expert” under federal securities laws. The Committee operates pursuant to a charter approved by the Board of Directors in September 2000 and revised in May 2004. A copy of the current charter is attached to this proxy statement as Appendix B and is available to security holders on Coach’s web site, www.coach.com, through the Corporate Governance page. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter.

      Human Resources and Governance Committee. Coach’s Human Resources and Governance Committee is comprised of Directors who are not members of management and met six times during fiscal year 2004. Coach’s Board of Directors, in its business judgment, determined that all members of the Human Resources and Governance Committee were “independent” as required by the New York Stock Exchange. The Committee operates pursuant to a charter approved by the Board of Directors in May 2004. A copy of the current charter is available to security holders on Coach’s web site, www.coach.com, through the Corporate Governance page. The Human Resources and Governance Committee determines, approves and reports to the Board of Directors on all elements of compensation for Coach’s executive officers and other key executives, including targeted total cash compensation and long-term equity-based incentives, and oversees the administration of various employee benefit plans. It also makes all decisions relating to Coach’s corporate governance and recommends candidates for annual election to the Board of Directors and to fill vacancies on the Board of Directors that may arise from time to time. In evaluating a candidate, the Human Resources and Governance Committee considers such relevant factors as it deems appropriate, which may include business skills and experiences, prominence and reputation in their profession, strength of character, career specialization, relevant technical skills, diversity, the extent to which a candidate would fill a present need on the Board and the ability of a candidate to devote the time and effort necessary to fulfill his or her responsibilities as a Director. There are no firm prerequisites to qualify as a candidate for the Board, although the Board seeks candidates who possess the highest personal and professional ethics, integrity and values, an inquisitive and objective perspective, practical wisdom and mature judgment and who are committed to representing the long-term interest of the stockholders.

      The Human Resources and Governance Committee evaluates all candidates in the same manner, regardless of the source of such nomination, and, subject to provisions in our Bylaws concerning proper notice by stockholders of proposed nominees, will consider all candidates recommended by stockholders. Such recommendations should include the name and address and other pertinent information about the candidate as is required to be included in Coach’s proxy statement. Recommendations should be submitted in writing to the Secretary and General Counsel of Coach at 516 West 34th Street, New York, NY 10001. The policy and procedures for considering candidates recommended by stockholders were formally adopted by our Board as part of the charter of the Human Resources and Governance Committee in May 2004.

Compensation Committee Interlocks and Insider Participation

      Coach’s Human Resources and Governance Committee makes all compensation decisions regarding the executive officers. None of Coach’s executive officers serve on the compensation committee or board of directors of any other company of which any of the members of the Human Resources and Governance Committee or the Board of Directors is an executive officer.

Code of Ethics

      Coach has adopted a code of ethics, the Coach Global Business Integrity Program. The purpose of the Program is to convey the basic principles of business conduct expected of all Coach officers and employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, Controller and other senior financial personnel performing similar functions. We require every officer and employee at or above the level of Manager to attend training on the Program and other matters of business ethics at least once a year. In support of the Program, we have provided our employees with numerous avenues for the reporting of ethics violations or other similar concerns, including an anonymous toll-free telephone hotline. The Program meets the definition of “code of ethics” under the rules and regulations of the SEC and is posted on our website at www.coach.com through the Corporate Governance page. We will provide to any person without charge, upon request, a copy of our Program guide. You may obtain a copy of this guide by sending a written request to Coach, Inc., 516 West 34th Street, New York, New York 10001, Attention: General Counsel.

Director Compensation

      Directors who are Coach employees receive no compensation for their services as Directors. Coach’s outside Directors (i.e., Directors who are not Coach employees) receive an annual retainer of $30,000 and an annual grant of options to purchase 15,000 shares of Coach common stock. Chairs of Coach’s Board committees receive an additional $30,000 annually. In addition, upon joining Coach’s Board, each new outside Director receives a grant of options to purchase 15,000 shares of Coach common stock. The exercise price of these options equals the fair market value of Coach common stock on the date of grant. Coach’s outside Directors may elect to receive common stock, options to purchase common stock, or a combination of common stock and options, in lieu of all or any portion of the annual cash retainer. In addition, Coach’s outside Directors may elect to defer part or all of their annual cash retainer under Coach’s 2000 Non-Qualified Deferred Compensation Plan for Outside Directors. Deferred amounts may be invested in a stock equivalent account or in an interest-bearing account. There are no service contracts in existence or proposed between Coach and any of its outside Directors.

Audit Committee Report

      The Audit Committee is responsible for overseeing Coach’s accounting and financial reporting principles and policies, financial statements and the independent audit thereof, and Coach’s internal audit controls and procedures. The Audit Committee is also responsible for selecting and evaluating the independence of Coach’s independent auditors and for pre-approving the audit and non-audit services rendered by the independent auditors. Management has the primary responsibility for the financial statements and the reporting process, including Coach’s systems of internal controls. The independent auditors are responsible for auditing the annual financial statements prepared by management and expressing an opinion as to whether those financial statements conform with accounting principles generally accepted in the United States of America.

      The Audit Committee reviewed and discussed the audited financial statements with management and Coach’s independent auditors. These discussions included a review of the reasonableness of significant judgments, the quality, not just acceptability, of Coach’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards (SAS) No. 61, as amended (Communications with Audit Committees), by the Auditing Standards Board of the American Institute of Certified Public Accountants. Coach’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees), by the Independence Standards Board, and the Audit Committee has discussed with the independent auditors their firm’s independence.

      Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Coach’s Annual Report on Form 10-K for the fiscal year ended July 3, 2004 that has been filed with the Securities and Exchange Commission.

Audit Committee

Michael Murphy, Chair
Sally Frame Kasaks
Gary Loveman
Irene Miller

Coach Stock Ownership by Certain Beneficial Owners and Management

       The table below presents information, as of August 31, 2004, with respect to the beneficial ownership of Coach’s common stock by each stockholder known to us to be the beneficial owner of more than 5% of our common stock, each Director and Director nominee, our chief executive officer and the four other most highly compensated executive officers, other than the chief executive officer, who were serving as executive officers as of July 3, 2004, and all current Directors and executive officers as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

      In general, “beneficial ownership” includes those shares a Director or executive officer has the power to vote, or the power to transfer, and stock options or other derivative securities that are exercisable currently or become exercisable within 60 days. Where indicated, the beneficial ownership described below includes share unit balances held under Coach’s Executive Deferred Compensation Plan or its Non-Qualified Deferred Compensation Plan for Outside Directors. The value of share units and share equivalents mirrors the value of Coach’s common stock. The amounts ultimately realized by the Directors and executives will reflect all changes in the market value of Coach common stock from the date of deferral or accrual until the date of payout. The share equivalents do not have voting rights, but are credited with dividend equivalents, if any.

Beneficial Owner	Shares owned	Percent of Class

FMR Corp.(1)	19,269,201	10.25%

Lew Frankfort(2)	2,919,644	1.54%

Keith Monda(3)	1,231,156	*

Reed Krakoff(4)	272,276	*

Michael F. Devine, III(5)	101,672	*

Michael Tucci(6)	83,165	*

Joseph Ellis(7)	108,879	*

Sally Frame Kasaks(8)	65,282	*

Gary Loveman(9)	43,592	*

Irene Miller (10)	67,991	*

Michael Murphy (11)	140,000	*

All Directors and Officers as a Group (12 people) (12)	5,463,777	2.87%

*	Less than 1%.

(1)	Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004. Includes 18,743,397 shares beneficially owned by Fidelity Management & Research Company, 197,300 shares beneficially owned by Fidelity Management Trust Company, 327,700 shares beneficially owned by Fidelity International Limited, and 804 shares beneficially owned by Strategic Advisors, Inc. The address of FMR Corp., Fidelity Management & Research Company, Fidelity Management Trust Company, and Strategic Advisors, Inc. is 82 Devonshire Street, Boston, Massachusetts 02109. The address of Fidelity International Limited is Pembroke Hall, 42 Crowlane, Hamilton, Bermuda. As of the end of fiscal 2004, the combined ownership of these entities had fallen below 10% of Coach’s outstanding common stock.

(2)	Includes 919,703 shares of common stock that may be purchased within 60 days of August 31, 2004 pursuant to the exercise of options and 115,969 stock equivalents held under the Coach, Inc. Executive Deferred Compensation Plan.

(3)	Includes 231,667 shares of common stock that may be purchased within 60 days of August 31, 2004 pursuant to the exercise of options and 313,670 stock equivalents held under the Coach, Inc. Executive Deferred Compensation Plan.

(4)	Includes 125,773 shares of common stock that may be purchased within 60 days of August 31, 2004 pursuant to the exercise of options.

(5)	Includes 78,814 shares of common stock that may be purchased within 60 days of August 31, 2004 pursuant to the exercise of options.

(6)	Includes 51,834 shares of common stock that may be purchased within 60 days of August 31, 2004 pursuant to the exercise of options.

(7)	Includes 100,000 shares of common stock that may be purchased within 60 days of August 31, 2004 pursuant to the exercise of options and 565 stock equivalents held under the Coach, Inc. Non-Qualified Deferred Compensation Plan for Outside Directors.

(8)	Includes 65,000 shares of common stock that may be purchased within 60 days of August 31, 2004 pursuant to the exercise of options and 282 stock equivalents held under the Coach, Inc. Non-Qualified Deferred Compensation Plan for Outside Directors.

(9)	Includes 40,000 shares of common stock that may be purchased within 60 days of August 31, 2004 pursuant to the exercise of options and 3,592 stock equivalents held under the Coach, Inc. Non-Qualified Deferred Compensation Plan for Outside Directors.

(10)	Includes 63,991 shares of common stock that may be purchased within 60 days of August 31, 2004 pursuant to the exercise of options.

(11)	Includes 84,986 shares of common stock that may be purchased within 60 days of August 31, 2004 pursuant to the exercise of options.

(12)	Includes 2,024,149 shares subject to options exercisable within 60 days of August 31, 2004 and 436,887 stock equivalents held by our executive officers and Directors.

Executive Compensation

       The following table sets forth compensation information for Coach’s chief executive officer and the four next most highly compensated executive officers for the fiscal years ended July 3, 2004, June 28, 2003 and June 29, 2002. All information set forth in this table reflects compensation paid to these individuals for services performed for the Coach business during the fiscal years ended July 3, 2004, June 28, 2003 and June 29, 2002.

Summary Compensation Table

						Long-Term Compensation Awards(1)

		Annual Compensation					Number of
						Restricted	Securities
	Fiscal			Other Annual		Stock	Underlying	All Other
Name and Position:	Year	Salary	Bonus	Compensation		Awards(2)	Options	Compensation

Lew Frankfort	2004	$813,583	$1,220,375	$327,039	(3)	$2,886,132	4,342,836	$—
Chairman and Chief	2003	775,000	1,162,500	249,449	(3)	932,000	3,016,330	—
Executive Officer	2002	708,333	942,083	240,591	(3)	—	2,419,680	—

Reed Krakoff	2004	1,010,417	1,760,417	237,888	(4)	2,476,999	925,773	—
President, Executive	2003	845,833	4,345,833	322,849	(4)	698,850	400,000	—
Creative Director	2002	658,333	658,333	59,761	(4)	—	400,000	—

Keith Monda	2004	551,667	760,347	117,120	(5)	1,443,066	1,336,643	—
President and Chief	2003	526,667	719,533	71,642	(5)	465,900	710,376	—
Operating Officer	2002	493,333	493,333	77,039	(5)	300,026	409,256	—

Michael Tucci	2004	568,333	568,333	52,983	(6)	150,000	198,553	—
President, North	2003	268,774	368,774	359,530	(6)	666,600	250,000	—
America Retail	2002	—	—	—		—	—	—
Division

Michael F. Devine, III	2004	426,667	320,000	67,239	(7)	—	146,869	—
Senior Vice President	2003	408,333	245,000	26,632	(7)	—	100,000	—
and Chief Financial	2002	233,333	227,500	—		—	300,000	—
Officer

(1)	All figures reflect two-for-one splits of Coach’s common stock that occurred on July 3, 2002 and October 1, 2003.

(2)	For fiscal year 2004, reflects service-based restricted stock units granted as follows (all values are as of the date of grant): to Lew Frankfort, 83,376 units at a value of $24.98 per share and 31,200 units at a value of $25.75 per share; to Reed Krakoff, 75,038 units at a value of $24.98 per share and 23,400 units at a value of $25.75 per share; to Keith Monda, 41,688 units at a value of $24.98 per share and 15,600 units at a value of $25.75 per share; and to Michael Tucci, 4,012 units at a value of $37.39 per share. For fiscal year 2003, reflects service-based restricted stock units granted as follows (all values are as of the date of grant): to Lew Frankfort, 80,000 units at a value of $11.65 per share; to Reed Krakoff, 60,000 units at a value of $11.65 per share; to Keith Monda, 40,000 units at a value of $11.65 per share; and to Michael Tucci, 40,000 units at a value of $16.67 per share. For fiscal year 2002, reflects 21,136 service-based restricted stock units granted to Keith Monda at a value of $14.20 per share on the date of grant.

(3)	Includes matching and profit-sharing contributions under the Coach, Inc. Saving and Profit Sharing Plan and the Coach, Inc. Supplemental Retirement Plan (together, the “Retirement Plans”) of $237,130 during fiscal year 2004, $206,000 during fiscal year 2003 and $194,800 during fiscal year 2002. Also includes: payment by Coach for life insurance of $36,423 in 2004, $43,449 in 2003 and $45,791 in 2002; payment by Coach for tax planning services of $27,703 in 2004; and automobile payments by Coach of $25,783 in 2004.

(4)	Includes matching and profit-sharing contributions under the Retirement Plans of $111,375 during fiscal year 2004, $300,250 during fiscal year 2003 and $39,400 during fiscal year 2002. Also includes:

payment by Coach for life insurance of $29,301 in 2004, $22,599 in 2003 and $20,361 in 2002; and automobile payments by Coach of $97,212 in 2004.

(5)	Includes matching and profit-sharing contributions under the Retirement Plans of $76,272 during fiscal year 2004, $61,200 during fiscal year 2003 and $66,740 during fiscal year 2002. Also includes: payment by Coach for life insurance of $10,872 in 2004, $10,442 in 2003 and $10,299 in 2002; and automobile payments by Coach of $29,976 in 2004.

(6)	Includes matching and profit-sharing contributions under the Retirement Plans of $17,160 during fiscal year 2004. Also includes: $359,530 in relocation-related costs paid on behalf of Michael Tucci in 2003; payment by Coach for life insurance of $4,849 in 2004; and automobile payments by Coach of $30,974 in 2004.

(7)	Includes matching and profit-sharing contributions under the Retirement Plans of $40,300 during fiscal year 2004 and $23,625 during fiscal year 2003. Also includes payment: by Coach for life insurance of $2,939 in 2004, and $3,007 in 2003; and automobile payments by Coach of $24,000 in 2004.

      The following table shows all grants of options to acquire shares of Coach common stock made to the executive officers of Coach named above in the Summary Compensation Table during the fiscal year ended July 3, 2004.

Option Grants in Fiscal 2004

			% of Total			Potential Realizable Value at
	Number of		Options			Assumed Annual Rates of
	Securities		Granted to			Stock Appreciation for
	Underlying		Employees	Exercise		Option Term(2)
	the Options		in Fiscal	Price Per
Name	Granted		Year	Share(1)	Expiration Date	5%	10%

Lew Frankfort	444,444	(3)	3.91%	$24.98	July 2013	$6,982,121	$17,694,065
	560,000	(4)	4.92	25.75	August 2013	9,068,661	22,981,766
	3,602	(5)	0.03	36.12	August 2004	4,337	8,674
	34,905	(5)	0.31	36.12	August 2005	107,168	218,538
	85,330	(5)	0.75	36.12	August 2006	429,195	895,889
	83,658	(5)	0.74	36.12	August 2007	592,914	1,268,348
	9,915	(5)	0.09	36.12	January 2008	78,995	170,581
	46,213	(5)	0.41	36.12	August 2009	532,198	1,198,317
	176,607	(5)	1.55	36.12	October 2010	2,490,110	5,769,515
	140,879	(5)	1.24	36.12	August 2012	2,680,219	6,546,537
	283,994	(5)	2.50	36.66	October 2010	4,122,494	9,570,710
	16,041	(5)	0.14	36.71	August 2004	19,631	39,261
	67,010	(5)	0.59	36.71	August 2005	209,114	426,429
	24,070	(5)	0.21	36.71	August 2006	123,054	256,860
	120,570	(5)	1.06	36.71	August 2007	868,541	1,857,964
	64,030	(5)	0.56	36.71	January 2008	518,509	1,119,668
	17,517	(5)	0.15	36.71	August 2008	164,651	361,238
	14,987	(5)	0.13	36.71	August 2009	175,425	394,993
	114,671	(5)	1.01	36.71	October 2010	1,643,356	3,807,608
	335,875	(5)	2.95	36.71	August 2011	5,598,372	13,330,728
	36,053	(5)	0.32	42.74	August 2006	172,093	354,651
	114,027	(5)	1.00	42.74	August 2007	815,169	1,721,175
	64,503	(5)	0.57	42.74	August 2009	790,959	1,757,019
	113,470	(5)	1.00	42.74	October 2010	1,730,534	3,956,477

			% of Total			Potential Realizable Value at
	Number of		Options			Assumed Annual Rates of
	Securities		Granted to			Stock Appreciation for
	Underlying		Employees	Exercise		Option Term(2)
	the Options		in Fiscal	Price Per
Name	Granted		Year	Share(1)	Expiration Date	5%	10%

	30,652	(5)	0.27%	$44.41	August 2005	$79,972	$161,079
	74,932	(5)	0.66	44.41	August 2006	371,659	765,919
	73,464	(5)	0.65	44.41	August 2007	545,721	1,152,253
	8,707	(5)	0.08	44.41	January 2008	74,005	158,010
	76,760	(5)	0.67	44.41	August 2008	769,158	1,665,229
	40,582	(5)	0.36	44.41	August 2009	517,086	1,148,644
	406,736	(5)	3.58	44.41	October 2010	6,445,660	14,736,552
	123,711	(5)	1.09	44.41	August 2012	2,690,737	6,479,048
	14,840	(5)	0.13	45.04	August 2005	39,271	79,100
	21,165	(5)	0.19	45.04	August 2006	106,478	219,430
	50,147	(5)	0.44	45.04	August 2007	377,836	797,775
	10,753	(5)	0.09	45.04	January 2008	92,700	197,928
	15,402	(5)	0.14	45.04	August 2008	163,565	355,834
	13,178	(5)	0.12	45.04	August 2009	176,624	394,257
	100,825	(5)	0.89	45.04	October 2010	1,620,635	3,705,216
	144,275	(5)	1.27	45.04	August 2011	2,721,824	6,376,491
	13,821	(5)	0.12	45.27	August 2007	104,667	220,998
	150,515	(5)	1.32	45.30	August 2011	2,855,973	6,690,766

Reed Krakoff	400,000	(3)	3.52	24.98	July 2013	6,283,915	15,924,675
	400,000	(4)	3.52	25.75	August 2013	6,477,615	16,415,547
	121,529	(5)	1.07	40.17	October 2010	1,850,871	4,270,593
	4,244	(5)	0.04	40.35	November 2010	65,891	152,356

Keith Monda	222,222	(3)	1.95	24.98	July, 2013	3,491,060	8,847,033
	170,000	(4)	1.49	25.75	August 2013	2,752,986	6,976,608
	104,450	(5)	0.92	34.35	August 2008	918,617	2,015,417
	48,888	(5)	0.43	34.35	August 2009	531,047	1,195,725
	173,530	(5)	1.53	34.35	October 2010	2,393,454	5,567,331
	55,915	(5)	0.49	34.35	August 2011	883,298	2,102,995
	45,281	(5)	0.40	34.35	August 2012	828,850	2,028,896
	32,011	(5)	0.28	34.70	October 2010	446,017	1,037,464
	18,319	(5)	0.16	35.38	October 2010	260,233	605,320
	12,327	(5)	0.11	44.98	October 2010	200,977	460,597
	7,338	(5)	0.06	45.00	August 2009	96,502	214,897
	38,794	(5)	0.34	45.01	August 2012	855,253	2,059,370
	192,185	(5)	1.69	45.02	October 2010	3,135,574	7,186,061
	44,701	(5)	0.39	45.02	August 2011	842,799	1,974,447
	15,281	(5)	0.13	45.02	August 2008	158,710	344,459
	46,955	(5)	0.41	45.06	August 2008	488,115	1,059,385
	34,144	(5)	0.30	45.16	August 2009	450,653	1,003,550
	27,129	(5)	0.24	45.31	August 2008	283,563	615,434
	47,573	(5)	0.42	45.60	August 2011	908,566	2,128,522

			% of Total			Potential Realizable Value at
	Number of		Options			Assumed Annual Rates of
	Securities		Granted to			Stock Appreciation for
	Underlying		Employees	Exercise		Option Term(2)
	the Options		in Fiscal	Price Per
Name	Granted		Year	Share(1)	Expiration Date	5%	10%

Michael Tucci	150,000	(4)	1.32%	$25.75	August 2013	$2,429,105	$6,155,830
	48,553	(5)	0.43	43.76	January 2013	1,105,967	2,695,361
	80,000	(4)	0.70	25.75	August 2013	1,295,523	3,283,109

Michael F. Devine, III	18,813	(5)	0.17	36.33	August 2012	364,235	891,591
	48,056	(5)	0.42	39.88	January 2011	847,588	2,004,864

(1)	Exercise price equals 100% of the fair market value of the common stock on the date of grant. Each option expires 10 years after the grant date, other than restoration stock options described in more detail in footnote (5) below. The options generally become exercisable in three equal annual installments, on the first three anniversary dates of the date of grant. No option may be exercised until the expiration of one year from the date of grant, other than restoration stock options, which may be exercised six months from the date of grant. In the event of a change in control of Coach, all options would become immediately exercisable.

(2)	Potential realizable values are net of exercise price, but before deduction of taxes and fees associated with exercise. A zero percent gain in stock price will result in zero dollars for the optionee. The dollar amounts indicated in these columns are the result of calculations assuming growth rates required by the rules of the Securities and Exchange Commission. These growth rates are not intended to forecast future appreciation, if any, of the price of Coach common stock.

(3)	Represents one-time option grants made to executives under agreements described under “Employment Agreements” below.

(4)	Represents annual option grants made to executives for fiscal year 2004.

(5)	Represents restoration stock options, which are granted when an executive exercises an existing option by surrendering Coach common stock. The grant of a restoration stock option upon the exercise of an existing option is intended to promote increased employee share ownership by encouraging the early exercise of existing options. These options become exercisable six months after the date of the grant and expire on the expiration date of the existing option that is exercised and replaced by the restoration stock option. Beginning in fiscal year 2004, Coach has eliminated the restoration stock option feature from new option grants (other than restoration stock options resulting from pre-2004 grants); see “Human Resources and Governance Committee Report on Executive Compensation” below.

      The following table shows aggregate exercises of options to purchase Coach common stock made during the fiscal year ended July 3, 2004 by the executive officers of Coach named above in the Summary Compensation Table.

Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at Fiscal Year-End		at Fiscal Year-End(1)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Lew Frankfort	4,805,498	$84,119,694	149,704	3,536,294	$1,403,715	$53,344,543

Reed Krakoff	639,994	24,181,323	0	1,325,771	0	31,440,663

Keith Monda	1,338,370	24,243,264	0	1,108,649	0	17,472,694

Michael Tucci	81,500	2,208,145	1,834	365,219	53,965	8,068,334

Michael F. Devine, III	133,334	3,995,690	18,813	294,722	183,543	8,015,662

(1)	Options are “in-the-money” at fiscal year-end if the market value of the underlying Coach securities on that date exceeds the exercise price of the options. The amounts set forth represent the difference between the closing price of Coach common stock of $46.09 per share on the New York Stock Exchange on July 2, 2004 (the last business day of the fiscal year) and the option exercise price payable for those shares.

Equity Compensation Plan Information

      The following table provides information as of July 3, 2004 about Coach’s common stock that may be issued upon the exercise of options, warrants and rights under all of Coach’s existing equity compensation plans.

	Number of Securities to	Weighted-Average	Number of Securities
	be Issued Upon Exercise	Exercise Price of	Remaining Available for
	of Outstanding Options,	Outstanding Options,	Future Issuance Under Equity
Plan Category	Warrants and Rights	Warrants and Rights	Compensation Plans

Equity compensation plans approved by security holders	17,138,000	$21.50	7,620,000

Equity compensation plans not approved by security holders(1)	507,000	$6.37	1,504,000

Total	17,645,000		9,124,000

(1)	Includes the following plans which have not been approved by Coach stockholders: the Coach, Inc. Executive Deferred Compensation Plan and the Coach, Inc. Deferred Compensation Plan for Non- Employee Directors. Under the Coach, Inc. Executive Deferred Compensation Plan, executive officers and certain employees at or above the senior director level may elect to defer all or a portion of their annual bonus or annual base salary into the plan. Under the Coach, Inc. Deferred Compensation Plan for Non- Employee Directors, Coach’s outside directors may similarly defer their director’s fees. Amounts deferred under these plans may, at the participants’ election, be either represented by deferred stock units, which represent the right to receive shares of Coach common stock, on a one-for-one basis, on the distribution date elected by the participant, or placed in an interest-bearing account to be paid on such distribution date. Deferred stock units are valued as if each deferral were invested in Coach common stock as of the deferral date. Deferred stock units do not have voting rights, but are credited with dividend equivalents.

Employment Agreements

      On June 1, 2003, Coach entered into five-year Employment Agreements with each of Lew Frankfort, Reed Krakoff and Keith Monda. The purpose of these agreements is to retain Coach’s top management through at least the year 2008, while tying management’s compensation to company performance through the use of stock options and restricted stock units. The agreements were approved by the Human Resources and Governance Committee of Coach’s Board of Directors.

      Mr. Frankfort’s agreement provides for an initial base salary of $811,000 per year, with an initial maximum bonus pursuant to Coach’s Performance-Based Annual Incentive Plan (described under “Plan Information” below) equal to 150% of his annual base salary. Pursuant to the agreement, on July 1, 2003, Mr. Frankfort received a grant of options to purchase 444,444 shares of Coach common stock at an exercise price of $24.98 per share; subject generally to Mr. Frankfort’s continued employment with us, 133,332 of these options will vest on July 1, 2007, and 311,112 will vest on July 1, 2008. The options will expire on July 1, 2013. On July 1, 2003, Mr. Frankfort also received a grant of 83,376 service-based restricted stock units, each of which will convert into one share of Coach common stock on their vesting date if Mr. Frankfort remains employed by us; 25,012 of these units will vest on July 1, 2007, and 58,364 will vest on July 1, 2008.

      Mr. Krakoff’s agreement provides for an initial base salary of $1,000,000 per year, with an initial maximum bonus pursuant to Coach’s Performance-Based Annual Incentive Plan equal to 100% of his annual base salary. Mr. Krakoff received a cash bonus of $2,750,000 on the date of the agreement and is entitled to receive additional cash bonuses of $750,000 on each of July 1, 2004 and July 1, 2005, $2,500,000 on July 1, 2006 and $1,500,000 on each of July 1, 2007 and July 1, 2008. He will be eligible to receive additional bonuses of up to $1,500,000 in fiscal year 2007 and $2,500,000 in fiscal year 2008 based on Coach’s attaining pre-set financial or other operating criteria determined by the Human Resources and Governance Committee in its discretion in accordance with Section 162(m) of the United States Internal Revenue Code of 1986 (the “Code”). If Mr. Krakoff leaves his employment with Coach before June 1, 2006, he would be required to repay a pro-rated portion of his initial $2,750,000 bonus. Pursuant to the agreement, on July 1, 2003, Mr. Krakoff received a grant of options to purchase 400,000 shares of Coach common stock at an exercise price of $24.98 per share; subject generally to Mr. Krakoff’s continued employment with us, 100,000 of these options will vest on July 1, 2006, 100,000 will vest on July 1, 2007 and 200,000 will vest on July 1, 2008. The options will expire on July 1, 2013. On July 1, 2003, Mr. Krakoff also received a grant of 75,038 service-based restricted stock units, each of which will convert into one share of Coach common stock on their vesting date if Mr. Krakoff remains employed by us; 18,760 of these units will vest on July 1, 2006, 18,760 will vest on July 1, 2007 and 37,518 will vest on July 1, 2008.

      Mr. Monda’s agreement provides for an initial base salary of $550,000 per year, with an initial maximum bonus pursuant to Coach’s Performance-Based Annual Incentive Plan equal to 125% of his annual base salary. Pursuant to the agreement, on July 1, 2003, Mr. Monda received a grant of options to purchase 222,222 shares of Coach common stock at an exercise price of $24.98 per share; subject generally to Mr. Monda’s continued employment with us, 33,334 of these options will vest on July 1, 2006, 33,334 will vest on July 1, 2007 and 155,554 will vest on July 1, 2008. The options will expire on July 1, 2013. On July 1, 2003, Mr. Monda also received a grant of 41,688 service-based restricted stock units, each of which will convert into one share of Coach common stock on their vesting date if Mr. Monda remains employed by us; 6,254 of these units will vest on July 1, 2006, 6,254 will vest on July 1, 2007, and 29,180 will vest on July 1, 2008.

      If an executive’s employment agreement is terminated by Coach without Cause (as defined in the agreements), or by the executive for Good Reason (as defined in the agreements), then the executive will be entitled to receive severance payments equal to 12 months’ (for Mr. Krakoff), 18 months’ (for Mr. Monda) or 24 months’ (for Mr. Frankfort) annual base salary plus Target Bonus (as defined in the agreements), as well as a pro-rated annual bonus for the year of termination, subject to certain exceptions described in the Agreements, payable in equal monthly installments over a period of 12 months (for Mr. Krakoff), 18 months (for Mr. Monda) or 24 months (for Mr. Frankfort). In addition, if the executive’s employment is terminated without Cause or for Good Reason, all unvested stock options and restricted stock units would continue to become vested on the dates described above and will remain exercisable for the remainder of the 10-year term. If the termination occurs within six months before or 12 months after a change of control of 20% or more of the combined voting power of the company, then the options and restricted stock units granted in connection with the employment agreement will become fully vested immediately prior to such termination and will remain vested for the remainder of their 10-year term. Finally, if the executive’s employment is terminated without Cause or for Good Reason, Coach will continue to provide the executive with specified health and welfare benefits for 12 months (for Mr. Krakoff), 18 months (for Mr. Monda) or 24 months (for Mr. Frankfort) after the executive’s termination.

      The agreements contain covenants that prohibit each executive from competing with the business of Coach, soliciting Coach’s employees, vendors or wholesale customers, disclosing Coach’s confidential information or violating Coach’s intellectual property rights during his employment with us and for a period of 12 months (for Mr. Krakoff), 18 months (for Mr. Monda) or 24 months (for Mr. Frankfort) afterward. If an executive violates these covenants, he will forfeit any remaining unexercised stock options, unvested restricted stock units, cash payments and health and welfare benefits under his agreement. In addition, he may be required to forfeit any gains on stock options or restricted stock units granted in connection with his employment agreement that the executive realized during a period of 12 months (for Mr. Krakoff), 18 months (for Mr. Monda) or 24 months (for Mr. Frankfort) prior to violating these covenants; in addition, Mr. Krakoff may be required to repay any retention bonuses that he received during such 12-month period.

Plan Information

      2000 Stock Incentive Plan. Coach’s 2000 Stock Incentive Plan, originally approved by Coach’s Board of Directors in June 2000 and by Coach’s stockholders in November 2001, provides for the issuance of up to 29,603,168 shares of common stock pursuant to the grant of both “nonqualified stock options” and “incentive stock options,” as defined in the 2000 Stock Incentive Plan, and stock awards to employees. As of August 31, 2004:

•	options to purchase 18,627,359 shares of common stock were outstanding (of which 1,266,801 are options that were granted in substitution for Sara Lee options and do not reduce the total number of options that may be granted under the plan), with a weighted average exercise price of $25.96 per share;

•	876,537 unvested restricted stock units were outstanding; and

•	3,253,735 shares were available for future grants. This excludes shares that may be withheld or sold upon issuance to pay all or a portion of the exercise price or tax withholding obligations in connection with an exercise of stock options, which do not reduce the number of shares available for issuance under the plan.

      The options generally vest in equal installments on each of the first three anniversaries of the date of grant. Options granted under Mr. Frankfort’s, Mr. Krakoff’s and Mr. Monda’s employment agreements have longer vesting periods, as described under “Employment Agreements” above.

      Outside Director Stock Plan. Coach’s 2000 Non-Employee Director Stock Plan, approved by the Board of Directors in June 2000 and by Coach’s stockholders in November 2001, provides for the issuance of up to 793,213 shares of common stock pursuant to the grant of both nonqualified stock options and stock awards to our outside Directors. As of August 31, 2004, options to purchase 413,977 shares of common stock were outstanding, with a weighted average exercise price of $16.65 per share, and no options were available for future grant. The options generally vest six months after the date of grant. Beginning in fiscal 2005, Coach’s outside directors will participate in the 2004 Plan, if approved by the stockholders at the 2004 Annual Meeting; as a result the Non-Employee Director Stock Plan will be phased out, and no new options or other awards will be issued under this plan.

      Annual Incentive Plan. Coach’s Performance-Based Annual Incentive Plan was approved by the Board of Directors in June 2000 and by Coach’s stockholders in November 2001. The Annual Incentive Plan is intended to provide Coach senior management with annual incentive compensation that is tied to the achievement of pre-established and objective performance goals, such as return on investment and cash flow. The Human Resources and Governance Committee, each member of which is an “outside director” within the meaning of Section 162(m) of the Code, administers the Annual Incentive Plan. Under the Annual Incentive Plan, each participant is eligible to receive a predetermined annual award established by the Human Resources and Governance Committee, which award may not exceed $2.0 million, if the performance goals have been satisfied.

      Employee Stock Purchase Plan. Coach’s 2001 Employee Stock Purchase Plan, approved by the Board of Directors in September 2001 and by Coach’s stockholders in November 2001, provides for the issuance of up to 1,200,000 shares of common stock to employees. The plan is intended to be an “employee stock purchase plan” as described in Section 423 of the Code. The plan is administered by the Human Resources and Governance Committee. As of August 31, 2004, approximately 914,000 shares of common stock were available for future purchases under the plan.

      The Employee Stock Purchase Plan permits eligible employee participants to purchase our common stock through payroll deductions at a price per share which is equal to the lesser of 85% of the fair market value of the common stock on the first or the last day of an offering period. The plan provides for two offering periods each calendar year. The first is June 1 through November 30, and the second is December 1 through May 31. On the last day of each offering period, each participant’s accrued payroll deductions are automatically applied to the purchase of common stock.

      All employees are eligible to participate in the Employee Stock Purchase Plan, except for any employee whose customary employment is for less than 20 hours per week or for not more than 5 months during a calendar year and any employee who owns stock representing 5% or more of the total combined voting power or value of all classes of our stock or the stock of our subsidiaries. In any calendar year, no participant may purchase shares of common stock under the plan with an aggregate fair market value (generally determined as of the beginning of the plan year) in excess of $25,000.

      Coach, Inc. Savings and Profit Sharing Plan and Supplemental Retirement Plan. Coach maintains a tax-qualified 401(k) savings and profit sharing plan, the Coach, Inc. Savings and Profit Sharing Plan (the “Savings Plan”). Employees may elect to participate in the plan after completing one year of service. For employees defined as “highly compensated” under the Code, after one year of service, Coach matches 50% of employee contributions up to 6% of compensation deferred. Matching contributions vest at a rate of 20% per year, starting with the “highly compensated” employee’s second year of service. For employees defined as “non-highly compensated” under the Code, after one year of service, Coach matches 100% of employee contributions up to 3% of compensation deferred, plus 50% of employee contributions up to an additional 2% of compensation deferred. Matching contributions are fully vested for “non-highly compensated” employees. Coach may also elect to make discretionary profit-sharing contributions to all employees who satisfy plan participation requirements. These contributions vest in full on the fifth anniversary of the start date of the employee’s service. For employees whose matching contributions and/or discretionary profit sharing contributions in the Savings Plan are limited by the Code, Coach also maintains a non-tax-qualified plan, the Coach, Inc. Supplemental Retirement Plan (the “Supplemental Retirement Plan”). Coach contributes into the Supplemental Retirement Plan any matching or profit sharing contributions described above that would be in excess of the limits allowed by the Code. In the case of matching contributions, if an employee has contributed the maximum amount allowable under the Code into the Savings Plan, Coach will contribute into the Supplemental Retirement Plan the difference between the amount matched under the Savings Plan and 3% of such employee’s total compensation for the applicable year.

      For fiscal year 2004, Coach contributed a total of approximately $2,550,000 in matching contributions and approximately $5,650,000 in discretionary profit-sharing contributions into the Savings Plan and the Supplemental Retirement Plan. The discretionary profit sharing amount represented 3% of compensation for all eligible employees at or above the level of Director and 6% of compensation for all eligible employees below the level of Director; employees with at least 10 years of service at Coach as of July 1, 2001 received double their contribution percentage if they had reached age 35 by that date or triple their percentage if they had reached age 40 by that date.

      Pension Plans. Coach sponsors a noncontributory defined benefit plan, the Coach Leatherware Company, Inc. Supplemental Pension Plan, for employees who are subject to certain collective bargaining arrangements. In addition, prior to the split-off of Coach from the Sara Lee Corporation, certain Coach employees actively participated in Sara Lee’s Pension and Retirement Plan.

Performance Graph

       The following graph compares the cumulative total stockholder return (assuming investment of dividends) of Coach’s common stock with the cumulative total return of the S&P 500 Stock Index and the “peer group” companies listed below over the period from October 4, 2000, the date of Coach’s initial public offering on the New York Stock Exchange, through July 2, 2004, the last trading day of Coach’s most recent fiscal year. Coach’s “peer group,” as determined by management, consists of:

•	Ann Taylor Stores Corporation;

•	Kenneth Cole Productions, Inc.;

•	Polo Ralph Lauren Corporation;

•	Tiffany & Co.;

•	The Talbots, Inc.; and

•	Williams-Sonoma, Inc.

      The graph assumes that $100 was invested on October 4, 2000 at the per share closing price in each of Coach’s common stock, the S&P 500 Stock Index and a “Peer Composite” index compiled by us tracking the peer group companies listed above, and that all dividends were reinvested. The stock performance shown in the graph is included in response to the SEC’s requirements and is not intended to forecast or be indicative of future performance.

	10/4/2000	12/29/2000	3/30/2001	6/29/2001	9/28/2001	12/31/2001	3/28/2002	6/28/2002	9/30/2002	12/31/2002	3/31/2003	6/30/2003	9/30/2003	12/31/2003	3/31/2004	7/02/2004

Coach, Inc.	100.00	179.75	180.75	238.00	165.75	243.75	317.00	343.25	320.00	411.50	479.25	621.75	682.5	943.75	1024.75	1152.25
Peer Composite	100.00	100.71	99.70	111.38	69.02	107.31	117.54	120.50	95.99	100.19	95.71	116.66	125.13	143.32	152.35	150.20
S&P 500 Index	100.00	92.33	81.16	85.64	72.86	80.32	80.26	69.30	57.11	61.64	59.41	68.22	69.74	77.87	78.84	78.79

Human Resources and Governance Committee Report on Executive Compensation

       Pursuant to rules designed to enhance disclosure of Coach’s policies toward executive compensation and corporate governance, set forth below is a report prepared by Coach’s Human Resources and Governance Committee addressing Coach’s compensation and corporate governance policies for the fiscal year ended July 3, 2004 as they affected Coach’s executive officers:

      The Committee. The Human Resources and Governance Committee is comprised of directors who are not members of Coach’s management and whom Coach’s Board of Directors, in its business judgment, has determined satisfy the independence requirements of the New York Stock Exchange. Our responsibilities as committee members include the approval and oversight of the administration of the compensation and benefit programs for Coach’s named executive officers whose compensation is shown in this proxy statement, as well as all other senior executives within Coach’s Operating Group. The Committee reviews and approves the short-term and long-term incentive compensation programs for the organization, including performance goals, as well as significant changes in the design of employee benefits programs. To assist us in this process, we engage and use the services of independent executive compensation and benefits consulting firms. In addition, we conduct an annual review of the Board and Committees, including the use of peer assessments, as well as an evaluation of the Chief Executive Officer. The Committee also makes all decisions relating to Coach’s corporate governance and recommends candidates for annual election to the Board of Directors and to fill vacancies on the Board of Directors that may arise from time to time.

      Guiding Compensation Principles. Coach’s executive compensation program is designed to:

•	support the attainment of Coach’s long and short-term strategic and financial objectives;

•	align executives’ interests with our stockholders’;

•	reward executives for continuous improvement in earnings per share and growth in stockholder value;

•	be competitive in comparison with Coach’s peer companies;

•	encourage ownership of Coach’s stock by our executives; and

•	be performance-based, with variable pay constituting a significant portion of total compensation.

      Types of Compensation. Coach’s executive compensation program consists of two main types of compensation:

•	Annual compensation includes base salary and annual incentives. The amounts of any annual incentives paid are based upon the degree to which specific financial objectives are accomplished.

•	Long-term compensation includes stock options and restricted stock units. The value of stock options and restricted stock units depends significantly upon the future value of Coach’s stock.

      Peer Group. The companies used by Coach for compensation comparisons consist of a select group of high-end specialty store retailers and luxury accessory brands. Many of these companies are represented in the Peer Composite index shown under the “Performance Graph” above. This peer group is used for comparisons of all components of the compensation package. We also utilize data from executive compensation surveys conducted by outside consultants, as needed.

      Annual Compensation — Base Salary. We determine the appropriateness of executives’ salaries by considering the responsibilities of their positions, the skills and experience required for the job, their individual performance, business performance, labor market conditions and by reference to the median salary levels paid by the peer group. Salary increases are considered annually and are based on both financial and non-financial results achieved by Coach and the executive during the preceding fiscal year. Actual decisions to adjust salaries on an annual or other basis will be contingent on market conditions, business and individual employee performance and subject to Committee review.

      Annual Compensation — Incentives. The annual incentive for each executive officer is an amount which is based upon the achievement of objective performance goals, set at the beginning of each fiscal year, such as earnings per share, net income/operating profit, net sales, return on investment and operating cash flow. Maximum awards are established as a percent of salary, which if earned, would result in competitive pay for competitive performance.

      Long-Term Compensation — Equity Awards. Under the Coach, Inc. 2000 Stock Incentive Plan and 2004 Plan, we will annually consider for review and approval awards to Coach’s key executives in the form of stock options and/or restricted stock units. These awards provide a strong incentive for the executives to maximize long-term stockholder value and assist in the retention of executives.

      Long-Term Compensation — Stock Options. All stock options have an option price equal to the market value of Coach’s stock on the grant date. The maximum term of each grant is typically ten years. The terms and conditions may vary based upon the country in which an employee lives, as a result of local tax or legal requirements. We establish grant guidelines for each executive level that are designed to be competitive with our peer companies as the basis for making individual awards. The size of each award reflects the recipient’s position, past performance and anticipated level of future contribution.

      Long-Term Compensation — Restricted Stock Units. Our 2000 Stock Incentive Plan and 2004 Plan also provide for grants of restricted stock units. These restricted stock units may typically be earned three years after their grant date, based either solely upon the participant’s continued service with Coach or upon continued service and the achievement of objective performance goals set at the time of the grant. In fiscal year 2004, restricted stock units were granted to a very limited number of executives to further enhance retention programs in effect and to support leadership continuity in strategic roles.

      Stock Ownership. We believe it is important to align executives’ interests with those of our stockholders. Coach’s key executives have a substantial portion of their incentive pay based upon Coach’s stock performance. Because we believe that our executives should have a meaningful stake in Coach, we have suggested levels of stock ownership for about 30 of Coach’s key executives at the level of Vice President and above. Executive ownership reflects shares owned and shares which are deferred in Coach’s savings and deferred compensation programs. Restricted shares and unexercised stock options are not considered in calculating ownership.

      Historically, to assist and encourage ownership, Coach had used restoration stock options as a feature within its stock option program. Restoration stock options encourage executives to own shares of Coach stock for purposes of exercising their stock options. Restoration stock options were granted when executives used shares they had held for at least six months as payment of the purchase price upon exercise of their stock options. Restoration stock options are subject to the same terms and conditions as the original options they replace, except that the restoration options’ exercise price is equal to the market value of Coach’s common stock on the date the restoration stock option is granted.

      In anticipation of the likely expensing of stock options in FY06, and because the estimated expense associated with the restoration stock option program would have a significant impact on earnings per share, Coach and the Committee eliminated the restoration stock option feature from option grants (other than restoration stock options resulting from pre-2004 grants) beginning in fiscal year 2004 for that year’s and all future grants.

      Chief Executive Officer’s Compensation. During fiscal year 2004, Lew Frankfort received a base salary of $813,583. This salary was set in advance by the Committee based upon Coach’s performance during fiscal year 2003 and an analysis of compensation for comparable executives.

      According to an assessment by outside executive compensation consultants, Mr. Frankfort’s base salary of $813,583 for fiscal year 2004 was slightly below the market rate for an executive in his role at comparable companies. His maximum bonus opportunity of 150% of his base salary brought his cash compensation to between the 50th and 75th percentiles of his peer group. The value of Mr. Frankfort’s stock options and restricted stock awards brought his total regular compensation (cash plus the expected value of long-term incentives, excluding the incentives described under “Executive Compensation — Employment Agreements” above), to approximately the 75th percentile.

      We set specific financial performance goals for Mr. Frankfort at the beginning of fiscal year 2004 for annual incentive purposes. Mr. Frankfort’s maximum incentive targets, conditioned upon Coach attaining pre-set goals in five measures of company performance, were as follows:

Maximum Bonus for
Meeting Target, as a
Measure of Company Performance	percentage of base salary

Diluted EPS	60%

Net Income	15%

Net Sales	15%

Return on Investment	19.5%

Operating Cash Flow	40.5%

      Based upon our assessment of Mr. Frankfort’s and Coach’s performance during fiscal year 2004, in which all of the above targets were achieved, he earned total annual incentive payments of $1,220,375, representing 150% of his fiscal year 2004 base salary. This amount was the maximum award possible under the Performance-Based Annual Incentive Plan. Mr. Frankfort’s bonus opportunity for fiscal year 2005 will again be based on Coach’s attainment of pre-determined financial performance targets.

      On August 6, 2003, Mr. Frankfort was granted a stock option to purchase 560,000 shares of Coach common stock at $25.75 per share, which was the fair market value on that date. This grant was subject to Coach’s normal three-year vesting schedule. In addition, Mr. Frankfort also received a grant of 32,000 restricted stock units on that date. These restricted stock units will vest and, assuming his continued employment, be issued to Mr. Frankfort as shares of Coach common stock on August 6, 2006.

      Executive Employment Agreements. At the conclusion of fiscal year 2003, Coach entered into five-year employment agreements with Mr. Frankfort, Reed Krakoff and Keith Monda. The Committee approved these agreements, which were designed to ensure leadership continuity and to encourage the retention of these three critical contributors.

      Tax Deductibility of Compensation. The Code contains a provision that limits the tax deductibility of certain compensation paid to named executive officers. This provision disallows the deductibility of certain compensation in excess of $1 million per year unless it is considered performance-based compensation under the Code. We generally endeavor to pay compensation to our executives that is tax deductible to Coach under Section 162(m) of the Code. However, we periodically make exceptions to this, and we reserve the right to forgo any or all of the tax deduction if we believe it to be in the best long-term interests of Coach.

      Summary. We believe the compensation programs of Coach are strategically integrated with Coach’s business plan and are properly aligned with stockholders’ interests. The programs over the past year have placed increased emphasis upon the retention of exceptional managers and rewarding them appropriately for exceptional results. We continually monitor these programs and change them in recognition of the dynamic, global marketplace in which Coach competes for talent. Coach will continue to emphasize performance and equity-based incentive plans that reward increased stockholders’ returns.

Human Resources and Governance Committee
Irene Miller, Chair
Joseph Ellis
Sally Frame Kasaks
Gary Loveman
Michael Murphy

Certain Relationships and Related Transactions

       Relationship with Goldman, Sachs & Co. From time to time, Coach has retained Goldman, Sachs & Co. to provide financial advisory and investment services, for which Goldman, Sachs receives customary compensation. Goldman, Sachs may, from time to time, hold shares of Coach common stock in its proprietary accounts. Joseph Ellis, an Advisory Director of Goldman, Sachs, serves as a member of the Board of Directors of Coach.

      Relationship with Fidelity Management Trust Company. Fidelity Management Trust Company acts as the trustee for the Coach, Inc. Savings and Profit Sharing Plan, described above under “Executive Compensation — Plan Information — Coach, Inc. Savings and Profit Sharing Plan.” In exchange for these services, Fidelity receives fees at its normal rates totaling approximately $126,000 per annum. Fidelity, together with its affiliates, was the beneficial owner of approximately 10.25% of Coach’s common stock outstanding as of July 3, 2004.

      Loan to Reed Krakoff. On July 26, 2001, Coach made a loan to Reed Krakoff, its President, Executive Creative Director, in the principal amount of $2,000,000. The loan bore interest at a rate of 5.12% per annum, compounded annually. Repayments of $400,000 principal were required to be made on or before each of July 26, 2003, 2004 and 2005; the remaining $800,000 of principal, together with all accrued interest under the loan, was required to be paid on or before July 26, 2006. Mr. Krakoff was permitted to prepay these amounts at any time, and he completed prepayment of the entire outstanding principal and interest amounts under the loan in March 2004. As collateral for the loan, Mr. Krakoff pledged to Coach his options to purchase 600,000 shares of Coach common stock at a price of $4.00 per share; this collateral was released upon Mr. Krakoff’s repayment of the loan.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Coach’s executive officers, Directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Commission regulations to furnish Coach with copies of all Section 16(a) forms filed by such persons. Based solely on Coach’s review of such forms furnished to Coach and written representations from certain reporting persons, Coach believes that all filing requirements applicable to its executive officers, Directors and more than 10% stockholders were complied with during fiscal year 2004.

Communicating With The Board

      Coach has adopted a policy which permits stockholders to contact the Board of Directors. To report complaints or concerns about Coach’s accounting, internal accounting controls, auditing or legal matters directly to Coach’s Board of Directors and/or Audit Committee, stockholders may call 1-866-262-2461, which is manned by an independent service taking confidential messages on behalf of Coach. Complaints or concerns relating to Coach’s accounting, internal accounting controls or auditing matters will be referred to Coach’s Audit Committee. Other legal or ethical concerns will be referred to the Lead Outside Director of Coach’s Board, who is the chairman of the Human Resources and Governance Committee. The status of all outstanding concerns addressed to the Lead Outside Director or the Audit Committee Chair will be reported to the directors on at least a quarterly basis. Further information on this policy is available to security holders on Coach’s web site, www.coach.com, through the Corporate Governance page.

Stockholder Proposals for the 2005 Annual Meeting

      Coach’s Bylaws currently provide that in order for a stockholder to nominate a candidate for election as a Director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice complying with the requirements set forth in our Bylaws generally must be delivered to the Secretary of Coach, at Coach’s principal executive offices, not later than the close of business on the 90th day, and not earlier than the close of business on the 120th day, prior to the first anniversary of the mailing of the notice for the preceding year’s annual meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 2005 Annual Meeting must be received by the Secretary after the close of business on June 1, 2005, and prior to the close of business on July 1, 2005. Nominations or proposals should be mailed to Coach, Inc., to the attention of Coach’s Secretary, Carole Sadler, 516 West 34th Street, New York, New York 10001. In addition, if you wish to have your proposal considered for inclusion in Coach’s 2005 proxy statement, we must receive it on or before June 1, 2005. Coach will consider only proposals meeting the requirements of the applicable federal securities laws, the Commission rules promulgated thereunder and Coach’s Bylaws. A copy of the Bylaws may be obtained from Carole Sadler, Coach’s Secretary, by written request to the same address.

Other Business

      Coach’s Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business other than as specified in the notice of the meeting that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the discretion of the persons voting such proxies.

Coach’s Form 10-K

      A copy of Coach’s Annual Report on Form 10-K for the fiscal year ended July 3, 2004, as filed with the Securities and Exchange Commission, will be sent to any stockholder, without charge, upon written request addressed to Coach, to the attention of the Investor Relations Department, 516 West 34th Street, New York, New York 10001. You also may obtain our Annual Report on Form 10-K over the Internet at the Securities and Exchange Commission’s website, www.sec.gov.

Expenses of Solicitation

      This solicitation is being made by mail, but may also be made by telephone or in person by Coach’s officers and employees (without additional compensation). Coach will pay the cost of soliciting proxies for the Annual Meeting, including the cost of mailing; these costs are expected to total approximately $130,000. Coach will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

Appendix A

COACH, INC.

2004 STOCK INCENTIVE PLAN

ARTICLE 1:  PURPOSE

      The purpose of the Coach, Inc. 2004 Stock Incentive Plan (the “Plan”) is to promote the success and enhance the value of Coach, Inc. (the “Company”) by linking the personal interests of the members of the Board and Employees to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board and Employees upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2:  DEFINITIONS AND CONSTRUCTION

      Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

      2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Restricted Stock Unit award, an Other Stock-Based Award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

      2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

      2.3 “Board” means the Board of Directors of the Company.

      2.4 “Change in Control” means and includes each of the following:

(a) A “Person” (which term, for purposes of this Section 2.4, shall have the meaning it has when it is used in Section 13(d) of the Exchange Act, but shall not include the Company, any underwriter temporarily holding securities pursuant to an offering of such securities, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Voting Stock of the Company) is or becomes, without the prior consent of a majority of the Continuing Directors, the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of Voting Stock representing twenty percent (20%) (or, even with such prior consent, thirty-five percent (35%)) or more of the combined voting power of the Company’s then outstanding securities; or

(b) The stockholders of the Company approve and the Company consummates a reorganization, merger or consolidation of the Company or the Company sells, or otherwise disposes of, all or substantially all of the Company’s property and assets, or the Company liquidates or dissolves (other than a reorganization, merger, consolidation or sale which would result in all or substantially all of the beneficial owners of the Voting Stock of the Company outstanding immediately prior thereto continuing to beneficially own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the resulting entity), more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such entity resulting from the transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s property or assets, directly or indirectly) outstanding immediately after such transaction in substantially the same proportions relative to each other as their ownership immediately prior to such transaction); or

(c) The individuals who are Continuing Directors of the Company (as defined below) cease for any reason to constitute at least a majority of the Board of the Company.

      2.5 “Code” means the Internal Revenue Code of 1986, as amended.

      2.6 “Company” shall have the meaning set forth in Article 1.

      2.7 “Committee” means the committee of the Board described in Article 12.

      2.8 “Continuing Director” means (a) any member of the Board who is a member of the Board immediately after the issuance of any class of securities of the Company that are required to be registered under Section 12 of the Exchange Act, or (b) any person who subsequently becomes a member of the Board whose nomination for election or election to the Board is recommended by a majority of the Continuing Directors.

      2.9 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

      2.10 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

      2.11 “Dividend Equivalents” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

      2.12 “Effective Date” shall have the meaning set forth in Section 13.1.

      2.13 “Eligible Individual” means any of the following individuals designated by the Committee as eligible to receive an Award or Awards under the Plan: (a) an officer or key Employee of the Company at or above the “director” level, (b) all other Employees of the Company, including, but not limited to, Regional Managers, District Managers, Area Managers and Store Managers in the Company’s Retail Division, (c) a person expected to become an Employee of the Company, (d) a former officer or Employee of the Company for the purposes of adjustments to Awards pursuant to Article 11 of the Plan, or (e) a member of the Board.

      2.14 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary, but shall not include any person whose services with the Company are performed pursuant to a contract or an arrangement that purports to treat the individual as an independent contractor even if such individual is later determined (by judicial action or otherwise) to have been a common law employee of the Company rather than an independent contractor.

      2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      2.16 “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on such date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock as of any date shall be the average of the high and low trading prices for a share of Stock as reported on the New York Stock Exchange (or on any national securities exchange on which the Stock is then listed) for such date or, if no such prices are reported for that date, the average of the high and low trading prices on the next preceding date for which such prices were reported.

      2.17 “Full Value Award” means any Award other than an Option, SAR or other Award for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a cash payment from the Company).

      2.18 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

      2.19 “Independent Director” means a member of the Board who is not an Employee of the Company.

      2.20 “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

      2.21 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

      2.22 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

      2.23 “Other Stock-Based Award” means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.6 of the Plan.

      2.24 “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

      2.25 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

      2.26 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings or income, cash flow (including, but not limited to, operating cash flow and free cash flow), funds from operations, cash flow return on capital, return on investment, return on stockholders’ equity, return on assets or net assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, cost reduction or savings, customer satisfaction, working capital, earnings or diluted earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

      2.27 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

      2.28 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

      2.29 “Performance Share” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

      2.30 “Performance Stock Unit” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

      2.31 “Plan” shall have the meaning set forth in Article 1.

      2.32 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

      2.33 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

      2.34 “Restricted Stock Unit” means an Award granted pursuant to Section 8.5.

      2.35 “Securities Act” shall mean the Securities Act of 1933, as amended.

      2.36 “Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

      2.37 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

      2.38 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

      2.39 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which at least 50% of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

      2.40 “Voting Stock” means all capital stock of the Company which by its terms may be voted on all matters submitted to stockholders of the Company generally.

ARTICLE 3: SHARES OF STOCK SUBJECT TO THE PLAN

      3.1 Number of Shares of Stock.

      (a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards (including, without limitation, Incentive Stock Options) under the Plan shall be 10,000,000.

      (b) To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. Dividend Equivalents payable in cash shall not be counted against the shares available for issuance under the Plan.

      3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

      3.3 Limitation on Number of Shares of Stock Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the aggregate number of shares of Stock that may be used in settlement or payment of Awards, other than Options or SARs, is 5,000,000 shares of Stock, of which no more than 500,000 shares of Stock may be issued without provisions limiting vesting to either (a) a period of no less than one year, in the case of Awards tied to specific performance criteria, or (b) a period of no less than three years (which may occur in pro rata installments over such period), for all other types of Awards. The number of shares of Stock for which Awards may be granted to any person over the term of the Plan shall not exceed 2,000,000 shares. Issued shares of Stock shall consist of authorized and unissued Stock, or treasury Stock, and no fractional shares of Stock shall be issued. Cash may be paid in lieu of any fractional shares of Stock in settlement of Awards.

      3.4 Additional Independent Director Limitations. Notwithstanding any other provision of this Plan to the contrary: (a) the maximum number of shares of Stock that may be subject to Awards granted to any Independent Director with respect to any fiscal year shall be 75,000 and (b) with respect to any fiscal year, all similarly situated Independent Directors, taking into account such Independent Directors’ dates of election or appointment to the Board and positions on the Board or service on committees thereof, shall receive the same number and type of Awards. If at any time an Independent Director is provided with the opportunity to receive Awards in lieu of otherwise payable cash compensation, then the Company shall offer all then-serving Independent Directors the opportunity to receive such Awards on the same terms and conditions.

ARTICLE 4: ELIGIBILITY AND PARTICIPATION

      4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

      4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

      4.3 Foreign Participants. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan.

ARTICLE 5:  STOCK OPTIONS

      5.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; providedthat the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock (either actually or by attestation) held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

(d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

      5.2 Incentive Stock Options. The terms of any Incentive Stock Options granted pursuant to the Plan must comply with the conditions and limitations contained Section 13.2 and this Section 5.2.

(a) Eligibility. Incentive Stock Options may be granted only to employees of the Company or any “subsidiary corporation” thereof (within the meaning of Section 424(f) of the Code and the applicable regulations promulgated thereunder).

(b) Exercise Price. The exercise price per share of Stock shall be set by the Committee; provided that subject to Section 5.2(d) the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

(c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(d) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(e) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(f) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

      5.3 Substitution of Stock Appreciation Rights. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

      5.4 Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Options, such as a system using an internet website or interactive voice response, then the paperless exercise of options by a Participant may be permitted through the use of such an automated system.

      5.5 Granting of Options to Independent Directors. The Board may from time to time, in its sole discretion, and subject to the limitations of the Plan:

(a) Select from among the Independent Directors (including Independent Directors who have previously been granted Options under the Plan) such of them as in its opinion should be granted Options;

(b) Subject to Sections 3.3 and 3.4, determine the number of shares of Stock that may be purchased upon exercise of the Options granted to such selected Independent Directors; and

(c) Subject to the provisions of this Article 5, determine the terms and conditions of such Options, consistent with the Plan.

Options granted to Independent Directors shall be Non-Qualified Stock Options.

ARTICLE 6:  RESTRICTED STOCK AWARDS

      6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a written Restricted Stock Award Agreement.

      6.2 Issuance and Restrictions. Subject to Section 10.6, Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

      6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, except as otherwise provided by Section 10.6, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

      6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7:  STOCK APPRECIATION RIGHTS

      7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

      7.2 Coupled Stock Appreciation Rights.

      (a) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

      (b) A CSAR may be granted to a Participant for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

      (c) A CSAR shall entitle the Participant (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company the unexercised portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Stock on the date of exercise of the CSAR by the number of shares of Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

      7.3 Independent Stock Appreciation Rights.

      (a) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Stock as the Committee may determine. The exercise price per share of Stock subject to each ISAR shall be set by the Committee; provided, however, that the exercise price for any ISAR shall not be less than 100% of the Fair Market Value on the date of grant; and provided, further, that, the Committee in its sole and absolute discretion may provide that the ISAR may be exercised subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

      (b) An ISAR shall entitle the Participant (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Stock on the date of exercise of the ISAR by the number of shares of Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

      7.4 Payment and Limitations on Exercise.

      (a) Payment of the amounts determined under Sections 7.2(c) and 7.3(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee.

      (b) To the extent any payment under Section 7.2(c) or 7.3(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8:  OTHER TYPES OF AWARDS

      8.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.

      8.2 Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.

      8.3 Dividend Equivalents.

      (a) Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

      (b) Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

      8.4 Stock Payments. Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

      8.5 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate subject to Section 10.6. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Committee, an amount in cash equal to the Fair Market Value of such shares on the maturity date or a combination of cash and Stock as determined by the Committee. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

      8.6 Other Stock-Based Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 10.6.

      8.7 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Restricted Stock Units or Other Stock-Based Award shall be set by the Committee in its discretion.

      8.8 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Stock Payments, Restricted Stock Units or Other Stock-Based Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

      8.9 Exercise Upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Restricted Stock Units and Other Stock-Based Award shall only be exercisable or payable while the Participant is an Employee or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Restricted Stock Units or Other Stock-Based Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

      8.10 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

      8.11 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written Award Agreement. In making such determinations with respect to granting any Awards pursuant to this Article 8, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

ARTICLE 9:  PERFORMANCE-BASED AWARDS

      9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

      9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

      9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

      9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

      9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Sec-

tion 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10:  PROVISIONS APPLICABLE TO AWARDS

      10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

      10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

      10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

      10.4 Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

      10.5 Stock Certificates; Book Entry Procedures.

      (a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

      (b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

      10.6 Full Value Award Vesting Limitations. Notwithstanding any other provision of this Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year) following the date the Award is made; provided, however, that, notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 500,000 of the shares of Stock available pursuant to Section 3.1(a) may be granted to any one or more Participants without respect to such minimum vesting provisions.

ARTICLE 11:  CHANGES IN CAPITAL STRUCTURE

      11.1 Adjustments.

      (a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock, the Committee may make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such changes with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

      (b) In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

      11.2 Acceleration Upon a Change in Control. Notwithstanding Section 11.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, immediately prior to a Change in Control all Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

      11.3 Outstanding Awards — Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

      11.4 Outstanding Awards — Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and kind of shares or other securities subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

      11.5 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12:  ADMINISTRATION

      12.1 Committee. Except as the Board may otherwise determine or as may be necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, the Plan shall be administered by the Human Resources and Governance Committee of the Board (“Committee”). The Committee shall consist solely of two or more members of the Board each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, and a Non-Employee Director. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.4. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

      12.2 Action by the Committee. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. Subject to the Company’s Bylaws and the Committee’s Charter, the Committee shall have the exclusive power, authority and discretion to grant Awards and determine the terms and conditions of any Award consistent with the terms of the Plan, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards; and provided, further, that in no event shall the Committee have the power to cancel outstanding Awards for the purpose of replacing or regranting such Awards with an exercise or purchase price that is less that the exercise or purchase price of the original Awards. The Committee shall also have the exclusive power, authority and discretion to decide all matters that must be determined in connection with an Award; establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

      12.3 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

      12.4 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.4 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 13:  EFFECTIVE AND EXPIRATION DATE

      13.1 Effective Date. The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws.

      13.2 Expiration Date. The Plan will expire on, and no Incentive Stock Option or other Award may be granted pursuant to the Plan after, the earlier of the tenth anniversary of (i) the Effective Date or (ii) the date this Plan is approved by the Board. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14: AMENDMENT, MODIFICATION, AND TERMINATION

      14.1 Amendment, Modification, And Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant. Subject to Article 11 but notwithstanding any other provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 11, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price. An amendment to this Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws.

      14.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15:  GENERAL PROVISIONS

      15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

      15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

      15.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

      15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

      15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

      15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

      15.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

      15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

      15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

      15.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

      15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

      15.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

      15.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Maryland.

* * * * *

      I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Coach, Inc. on September 15, 2004.

* * * * *

      I hereby certify that the foregoing Plan was approved by the stockholders of Coach, Inc. on November 3, 2004.

      Executed on this third day of November, 2004.

Corporate Secretary

Appendix B

COACH, INC.

AUDIT COMMITTEE CHARTER

      1. Composition of the Audit Committee. The Audit Committee shall consist of at least three Directors who (a) are neither officers nor employees of the Corporation or any subsidiary thereof; (b) have no relationship to the Corporation that may interfere with the exercise of their independence from management or the Corporation; (c) shall not accept, directly or indirectly, any consulting, advisory or other compensatory fees (other than fees for serving as a director or committee member/chairperson) from the Corporation, and (d) otherwise satisfy the applicable requirements under the published rules of the New York Stock Exchange, Inc. and the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”), as such requirements are interpreted by the Board of Directors in its business judgment. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the regulations of the Securities and Exchange Commission (the “SEC”).

      2. Purposes of the Audit Committee. The purposes of the Audit Committee are to assist or represent the Board of Directors:

(a) in its oversight of the Corporation’s accounting and financial reporting principles and policies and internal audit controls and procedures;

(b) in its oversight of the Corporation’s financial statements and the internal and independent audits thereof;

(c) in selecting the outside auditors (whether or not subject to ratification by the stockholders), determining compensation paid, overseeing, evaluating and, where deemed appropriate, replacing the outside auditors;

(d) by selecting the internal auditors, evaluating and, where deemed appropriate, replacing the internal auditors;

(e) in evaluating the independence and qualifications of the outside auditors; and;

(f) perform the duties set forth in Section 3 below.

      The primary function of the Audit Committee is the appointment, compensation and oversight of the Corporation’s outside auditors. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation’s financial statements. Management and the person/firm performing the internal audit function are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Corporation’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, except to the extent required by applicable law or the published requirements of the New York Stock Exchange, Inc. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely, to the maximum extent permitted under applicable law, on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

      The outside auditors and the internal auditors for the Corporation are ultimately accountable to the Audit Committee. The Audit Committee has the ultimate authority and responsibility, on behalf of the Board of Directors, to select, evaluate and, where appropriate, replace the outside auditors (whether or not subject to ratification by the stockholders) and the internal auditors.

      The outside auditors shall submit to the Corporation annually a formal written statement describing:

(a) the firm’s internal quality-control procedures;

(b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and

(c) (to assess the auditors’ independence) delineating all relationships between the outside auditors and the Corporation (a “Statement as to Independence”), addressing at least the matters set forth in Independence Standards Board Standard No. 1.

      3. Duties and Powers of the Audit Committee. The Audit Committee shall have the following duties and powers:

(a) to select annually the independent public accountants (whether or not subject to ratification by the stockholders) as the outside auditors to audit the books, records and accounts of the Corporation and its subsidiaries with respect to each of their fiscal years (the “Annual Audit”);

(b) to discuss the scope of the prospective Annual Audit and review the proposed fees to be paid therefor with the outside auditors;

(c) to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of such Statement), to discuss with the outside auditors any relationships or services disclosed in such Statement that may have an impact on the objectivity and independence of the Corporation’s outside auditors and to take appropriate action in response to such Statement to satisfy itself of the outside auditors’ independence;

(d) to instruct the outside auditors that the outside auditors are ultimately accountable to the Board of Directors and the Audit Committee;

(e) to appoint, evaluate and replace the person/firm who has direct responsibility for the internal audit function of the Corporation;

(f) to advise the person/firm responsible for the internal audit function that they are expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the person/firm responsible for the internal audit function and management’s responses thereto;

(g) to advise management, the person/firm responsible for the internal audit function and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

(h) to review compliance by management of the Corporation with the existing major accounting and financial policies of the Corporation;

(i) to review, at least annually, the reserves established for contingent liabilities of the Corporation and its subsidiaries;

(j) to consider any reports or communications (and the response thereto of management’s and/or the person/firm responsible for the internal audit function) submitted to the Audit Committee by the outside auditors required by or referred to in Statement on Auditing Standards No. 61, as amended or supplemented;

(k) to review with management and the outside auditors, the audited financial statements (including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) to be included in the Corporation’s Annual Report on Form 10-K prior to its filing and to review, without the presence of management employees of the Corporation, (i) the results of the Annual Audit with the outside auditors, (ii) the performance, competence and cooperation of the financial officers and staff of the corporate office and operating companies of the Corporation, respectively, and (iii) the adequacy of the Corporation’s internal audit function;

(l) to review with a representative of management and the outside auditors the Corporation’s (i) internal financial results to be included in the Corporation’s quarterly reports on Form 10-Q prior to the filing of the reports and (ii) quarterly and year-end earnings announcements prior to their release, including general policies and types of information and presentation for financial information and earnings guidance provided to analysts and rating agencies. The Chairperson of the Committee, or one or more members of the Committee, may represent the entire Audit Committee for purposes of this review;

(m) to review with the person/firm responsible for the internal audit function (or other appropriate employee) (i) the results of audits performed by the internal audit function during the immediately preceding fiscal year, (ii) the independence from management of the Corporation of the internal audit function to determine audit scopes and (iii) the overall performance of the person/firm responsible for the internal audit function;

(n) following the completion of the reviews described above, to meet separately with the internal auditors, outside auditors and the management of the Corporation for the purpose of discussing and clarifying issues and questions raised by the internal or outside auditors with respect to the Annual Audit, and to report the Audit Committee’s findings with respect thereto to the Board of Directors within 60 days after the completion of such meetings;

(o) to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with the procedures set forth in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(p) to be available from time to time to receive, or at the discretion of the Chairman of the Audit Committee to meet with respect to, reports, suggestions, questions or recommendations from the outside auditors, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the person/firm responsible for the internal audit function or the General Counsel of the Corporation (or other appropriate officers or employees), respectively, relating to the responsibilities and functions of the Audit Committee;

(q) to review, at least annually, management’s procedures and policies to implement and maintain adequate and effective internal accounting controls in the Corporation and review management’s programs to assure compliance with the accounting and financial recordkeeping provisions under the Exchange Act and other federal and state laws;

(r) to prepare any report, including any recommendation of the Audit Committee, required by the rules of the SEC to be prepared by the Audit Committee and included in the Corporation’s annual proxy statement;

(s) to review this Charter at least annually and recommend any changes to the Board of Directors;

(t) to report its activities to the Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate;

(u) to resolve disputes between the outside auditors and management regarding financial reporting;

(v) to establish procedures for (A) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (B) the confidential, anonymous submission to the Audit Committee by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

(w) to consult with management regarding the promotion of ethical business behavior and the legal and regulatory compliance of the Corporation;

(x) to discuss with management policies with respect to risk assessment and risk management;

(y) to set clear hiring policies for employees or former employees of the Corporation’s independent auditors; and

(z) to perform a self-evaluation of the Audit Committee’s performance at least annually and report the findings of such evaluation to the Board of Directors.

The Audit Committee may form, and delegate these duties and powers to, subcommittees of one or more members where appropriate.

      4. Meetings of the Audit Committee. The Audit Committee shall meet as often as is necessary to carry out the duties and powers referred to herein. Meetings of the Audit Committee shall be held in accordance with the Bylaws of the Corporation.

      5. Authority of Audit Committee. The Audit Committee shall have the authority, and access to the necessary funding and other resources, appropriate to discharge its responsibilities, including, without limitation, the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts, consultants or advisors. The Audit Committee shall have the authority to determine fees and other the terms of engagement and the extent of funding necessary for payment of compensation to any advisors retained.

Adopted:	September 12, 2000

Last Amended:	May 3, 2004

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

COACH, INC.

The undersigned hereby appoints Lew Frankfort or Keith Monda, or either of them, with full power of substitution in each of them, as proxies and attorneys-in-fact for the undersigned and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Coach, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2004 Annual Meeting of Stockholders of the Company to be held November 3, 2004 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. The Meeting will be held at 9:00 a.m. on November 3, 2004 at the Company’s offices, 516 W. 34th Street, New York, NY 10001. The undersigned hereby acknowledges receipt of the notice of the 2004 Annual Meeting of Stockholders and of the accompanying Proxy Statement and hereby revokes any proxies submitted previously with respect to such meetings.

Please mark, sign and date this proxy card on the reverse side and return it promptly in the envelope provided. You do not need to mark any boxes if you wish to vote as the Board of Directors recommends.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your Coach account online.

Access your Coach stockholder account online via Investor ServiceDirect ® (ISD). [Not available for shares held in the Coach, Inc. Savings and Profit Sharing Plan.]

Mellon Investor Services LLC, agent for Coach, now makes it easy and convenient to get current information on your stockholder account.

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

The Board of Director recommends a vote FOR Items 1 and 2.	FOR	WITHHELD FOR ALL
ITEM 1. ELECTION OF DIRECTORS Nominees:	☐	☐

01 Joseph Ellis
02 Lew Frankfort
03 Sally Frame Kasaks
04 Gary Loveman
05 Irene Miller
06 Keith Monda
07 Michael Murphy

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

	FOR	AGAINST	ABSTAIN
ITEM 2. ADOPTION OF THE COACH, INC. 2004 STOCK INCENTIVE PLAN	☐	☐	☐

WILL ATTEND
	If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.		☐

Please disregard if you have previously provided your consent decision.

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ Detach here from proxy voting card ▲